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FRIENDLY ICE CREAM CORPORATION

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THE LION FUND L.P. BIGLARI CAPITAL CORP. WESTERN SIZZLIN CORP. SARDAR BIGLARI PHILIP L. COOLEY

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The Lion Fund L.P. (the "Lion Fund"), together with the other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission ("SEC") in connection with the anticipated solicitation of proxies for the election of two nominees as directors at the 2007 annual meeting of stockholders (the "Annual Meeting") of Friendly Ice Cream Corporation ("Friendly"). The Lion Fund has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

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We have created this website to communicate our profound concerns about Friendly Ice Cream Corp.'s board of directors and to share with shareholders information regarding our intentions. We represent a group (composed of The Lion Fund, LP, Biglari Capital Corp., Western Sizzlin Corp., Sardar Biglari, and Philip L. Cooley) that owns approximately 15% of Friendly's outstanding common stock. At the next annual meeting, we are seeking to elect to the board two nominees: Sardar Biglari and Philip L. Cooley. Our two nominees would replace incumbents who over the last decade have failed to provide value to the shareholders. The interests of our nominees are aligned with those of other shareholders of the company. The website features **letters** written by Mr. Biglari to shareholders of Friendly's, **SEC filings** filed by the group, reports on the **lawsuit** against the company's chairman by one of the founders, S. Prestley Blake, among other relevant information.

It is time for change. The current directors have been given their opportunity to perform, but they have failed shareholders. Our group's goal is to bring about much-needed corporate governance reform, improvement in operational performance, and strengthening of the current balance sheet — all with the intention of creating shareholder wealth for all the shareholders of Friendly's. We encourage you to review the site thoroughly and regularly.

Featured Article

THE WALL STREET JOURNAL.
WebReprint
The Founder vs. The Chairman

Read Most Recent Letter to Shareholders

January 8, 2006

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Investor wants Friendly seats
The Republican - Wednesday, September 27, 2006

Texas investor wants 2 seats on Friendly board
The Republican - Tuesday, September 26, 2006

Group increases Friendly shares
The Republican - Tuesday, September 19, 2006

San Antonio investor's firms buy more Friendly stock
The Republican - Monday, September 18, 2006

Investment firm, steakhouse chain become biggest Friendly shareholder
The Republican - Friday, September 8, 2006

Investor ups Friendly holdings
The Republican - Tuesday, August 22, 2006

Texas-based investment firm buys more Friendly stock
The Republican - Monday, August 21, 2006

Friendly shares and profits up
The Republican - Wednesday, August 08, 2006

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THE WALL STREET JOURNAL.

FRIDAY, JUNE 9, 2006 © 2006 Dow Jones & Company, Inc. All Rights Reserved.

Sundae Punch

None Too Friendly: Allegations Swirl At Ice Cream Shop

Co-Founder, Age 91, Charges Self-Dealing by Chairman; He Denies Any Impropriety

Who Pays for Company Plane?

By JOHN HECHINGER

WILBRAHAM, Mass.—In a tweed jacket and paisley bow tie, 91-year- old S. Prestley Blake strode to the microphone at Friendly Ice Cream Corp.'s annual meeting last month. His voice quavering, he accused directors of "covering up" improper spending by the chairman. Executives gave the shareholder a frosty reception, interrupting him and even threatening to have him removed.

S. Prestley Blake

Mr. Blake isn't an ordinary corporate gadfly, and swatting him away isn't easy. He co-founded the Friendly's restaurant chain, which sells itself as an emblem of old-time America. He owns about 10% of its stock. Mr. Blake vows to fight what he sees as a culture of self- dealing at a business that he and a brother started during the Depression with $547 borrowed from their parents.

"I'm not going to stop," Mr. Blake told executives who sat under a wooden "Friendly" sign that he carved with a jigsaw to hang over his first ice-cream shop 71 years ago. "I'm a principal stockholder, and I'm not going to stop."

Three years ago, Mr. Blake filed a lawsuit, seeking to make the chairman of Friendly, Donald N. Smith, repay part of the cost of operating an $8 million company jet he used to fly across the U.S. Mr. Blake has prodded the company to acknowledge some unreported personal use of the plane and has uncovered details of transactions between Friendly and another company Mr. Smith once controlled. Although Friendly disclosed these as related-party transactions, Mr. Blake says the fresh information he discovered shows that Mr. Smith and the other company owe Friendly $12 million for flight expenses, food purchases and other deals that benefited him at the expense of Friendly.

Mr. Blake also wants Mr. Smith to repay hundreds of thousands of dollars in pay he received while serving for a time as Friendly chief executive but—as he acknowledges—working only part time.

Donald N. Smith

Mr. Smith, 65, denies any self-dealing or other improper behavior. "To have my reputation attacked at this point in my career is obviously disappointing and hurtful," he says. Friendly's general counsel, Gregory Pastore, says Mr. Blake is a "modern-day Don Quixote" tilting at corporate windmills, unable to accept that he lost control of a company he no longer understands.

Mr. Blake sees himself as a frugal founder who nurtured the company like a child, while in his view Mr. Smith epitomizes a breed of professional managers who collect perks from compliant directors. Mr. Blake has little to gain directly from the legal fight. He filed his suit on behalf of Friendly, as a shareholder, so the company will get any money he wins. The court could award him only his legal fees, which he says exceed $1 million.

Two weeks ago, a judge dealt Friendly a harsh rebuke. Rejecting its motion to dismiss the suit, Massachusetts Superior Court Judge John Agostini said Friendly hadn't investigated Mr. Blake's claims in good faith. He lambasted directors for "lockstep loyalty" to management and for being "largely oblivious" to their obligation to police dealings between Friendly and the chairman's other company.

The judge let Mr. Blake add Friendly directors as lawsuit defendants. Mr. Smith says the ruling "shocked" him and that board members take their responsibilities seriously.

Known for its Fribble milkshake and colonial-style eateries with gables and cupolas, the company runs more than 500 restaurants called Friendly's, mostly in the Northeast with some as far south as Florida and west as Ohio. It has struggled for years with losses and a depressed stock price. Its executives predict efforts such as a major remodeling will soon pay off. Until then, Mr. Blake's suit is a cost Friendly can ill afford, says Mr. Pastore, the general counsel, who says the litigation has cost Friendly $2.2 million in legal bills.

For his part, Mr. Blake says he sold 16 of his collection of vintage Rolls-Royces—once numbering two dozen and garaged at his Connecticut estate—to help finance the lawsuit.

The First Scoop

The dispute threatens to tarnish a rich history. In 1935, Prestley Blake, then 20 years old, and his brother Curtis, 18, opened their first outlet in Springfield, Mass., selling double-dip cones for a nickel. "Pres" Blake was treasurer, and a thrifty one. For $40, he bought an old Ford to use as the company truck. When the pair later bought property for offices in neighboring Wilbraham, Mass., he discovered it extended a few feet into Springfield, and took advantage of the quirk to buy electricity at that town's lower rates.

Mr. Blake, who says his yearly salary and bonus never exceeded $50,000, had a Depression-era aversion to debt. The company paid cash for real estate as it expanded rapidly over four decades.

Curtis Blake, 89, says his brother did a "stupendous job" until the 1970s, but then was too frugal for the aggressive spending needed to compete with other chains. In part because of their disagreement, the Blakes sold Friendly in 1979 to Hershey Co., for $164 million.

Curtis says Prestley never quite let go. "He has to win every argument. He has to control everything," says the younger brother, who says he begged Prestley to drop the current lawsuit. Because of it, the two no longer speak.

As the brothers were leaving the business in the late 1970s, Mr. Smith's star was rising. He had become, at 29, the youngest field vice president of McDonald's Corp., before moving to the upper ranks of Burger King Corp. and PepsiCo Inc.'s food division. In 1985, Mr.

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Smith took over Perkins Restaurant & Bakery, a 500-outlet chain known for its pancakes. Friendly's Mr. Pastore says that just like Mr. Blake, Mr. Smith is "an American success story."

Their paths collided in 1988 after the holding company through which Mr. Smith owned Perkins acquired Friendly. Mr. Smith borrowed heavily for the purchase, a move that contributed to Friendly's later struggles. In a 1997 offering, he sold Friendly shares to the public. Afterward, Mr. Smith owned about 9% of Friendly, along with 70% of Perkins.

The two chains continued to do business together. These transactions eventually caught Mr. Blake's eye. Given Mr. Smith's greater stake in Perkins, a dollar earned there was worth more to him than a dollar earned at Friendly. Mr. Blake came to believe that Mr. Smith was using Friendly to subsidize Perkins—a notion both Friendly and Mr. Smith call bogus.

Company Jet

For example, Mr. Blake suspected Mr. Smith stuck Friendly with too much of the cost of the corporate plane. Perkins leased the Learjet 45 in 1999 and split the costs with Friendly. Friendly's share over four years totaled $3 million.

Mr. Smith was the plane's biggest user, the company said. He had homes near Chicago and in Naples, Fla., and often rode the jet between them and the restaurant chains' headquarters: Massachusetts, in Friendly's case, and Memphis, Tenn., for Perkins. Friendly says it needed the jet for an ambitious restaurant expansion.

Mr. Blake, after watching Friendly shares sink from the 1997 offering price of $18 to less than $2 each in 2000, dove in. For $2 million, he bought about a 12% stake in the company he had cofounded long before. His stake has since been cut to 10% through gifts to relatives. (The stock was at $8.20 in 4 p.m. trading on the American Stock Exchange yesterday.)

Mr. Blake wanted Friendly to dump Mr. Smith and make him reimburse the company for the jet's costs. In January 2001, the two men met at Mr. Blake's winter home in Stuart, Fla. Mr. Blake says he picked up Mr. Smith at the airport—and wasn't pleased when he arrived in the Learjet.

As they sat in Mr. Blake's sun room, Mr. Smith agreed that Friendly shouldn't have a plane "given the deplorable financial condition that it's in," according to a transcript of the meeting, which Mr. Smith taped. The company stopped using the plane the next year.

With the tape running, Mr. Smith, who then was CEO of Friendly as well as chairman, said: "I don't spend hardly any time at Friendly's anymore. I go in two days a month, I go in to board meetings, I'm available and we talk once or twice a week on the phone, but make no doubt about it—I really do not run Friendly's anymore."

In an interview, Mr. Smith says it was well known by then that the president, John Cutter, had been running Friendly. That year, Friendly paid Mr. Smith about $500,000 in annual salary and bonus. The company says this was appropriate and that directors knew he worked part-time. In 2003, Mr. Cutter became CEO, with Mr. Smith remaining chairman.

Heading to Court

In the two years following the sun-room talk, a lawyer for Mr. Blake, James C. Donnelly Jr., repeatedly wrote to Friendly demanding it investigate the jet, Mr. Smith's part-time status and other matters. It did, and found nothing to Mr. Blake's complaints. In 2003, Mr. Blake filed suit—on Friendly's behalf—in Hampden County Superior Court in Springfield, alleging misappropriation of corporate assets and unjust enrichment by Mr. Smith and the closely held firm through which he controlled Perkins.

The suit prompted Friendly to begin a second inquiry, by a board committee. The panel filed a report last year. It concluded that from 1998 through 2002, Friendly had paid for 65 hours of flights on the company plane—equal to about 10% of its trips—that were either for Mr. Smith's personal travel or for Perkins business.

Mr. Smith then wrote Friendly a check for $65,323. Mr. Pastore says that charging Friendly for these trips reflected honest bookkeeping errors.

The report found no other problems, and Friendly asked the court to dismiss Mr. Blake's suit. Friendly says its investigation included an outside law firm and a forensic accountant, which examined 20 boxes of documents. But Judge Agostini, in denying Friendly's motion to dismiss, said the committee's "perfunctory treatment of the Learjet costs paid by Friendly falls far short of a reasonable inquiry into Blake's claims."

The judge noted that Friendly didn't interview Steven McClellan, a former chief financial officer of the Smith company that owned Perkins. In a deposition, Mr. McClellan said the jet was used mainly "to fly Don [Smith] around." Mr. McClellan testified that when he questioned the need for the jet during a board meeting, Mr. Smith "took me out into the hall, cussed me out in front of other employees and told me that I was undermining what he was trying to do with getting the aircraft."

Mr. Smith denies having made such remarks and adds that he needed a plane to manage two companies "on a very tight schedule." Friendly's Mr. Pastore says Mr. McClellan may have had "an ulterior motive" for his testimony because he was passed over for CEO of the company that owned Perkins. Mr. McClellan denies such a motive.

Mr. Blake delved more deeply into business done between Friendly and Perkins. From 1997 through 2004, Friendly spent $5.4 million buying pancake mix, frozen muffins, cakes and other items from a Perkins division, according to Friendly's filings with the Securities and Exchange Commission. Together, the two companies also bought other items, including coffee and soda. In a report included in the lawsuit, an expert witness hired by Mr. Blake said food costs, relative to revenue, were higher at Friendly than at Perkins—suggesting that Friendly was getting a poorer deal than Perkins.

The board committee at Friendly said the discrepancy was due to different business mixes. The judge expressed skepticism because of a lack of documentation.

Mr. Blake's expert also said Friendly may have given favorable treatment to two sons of Mr. Smith, Jeffrey and Stacy, who operate Friendly franchises in Pennsylvania. Among other transactions, his report focused on a $112,500 fee refund—the biggest ever to a franchise developer—that Friendly gave to the brothers.

The brothers declined to comment. Mr. Smith said his sons paid the highest price for their restaurants in the history of the company. The board committee at Friendly found no favoritism. Judge Agostini said Friendly lacked documentation showing the sons were given no preference related to the refund.

Spotlight on Board

Mr. Blake also objected to close ties between Mr. Smith and three of the other four Friendly directors in recent years. Two had served on Perkins-related boards. A third said in a deposition in 2004, with Mr. Blake's suit in progress, that he had recently agreed to become a $5,000-a-day consultant to Perkins.

In a court filing two years later, this director, Burt Manning, said he never ended up taking any money or the work assignment from Perkins. Judge Agostini questioned his credibility. Mr. Manning, a former chief executive of ad agency J. Walter Thompson, says it is "absolute nonsense" to suggest consulting work with Perkins would sway his judgment.

Judge Agostini said members of the Friendly board seemed "largely oblivious" to their "obligations as a director, as well as the nature of the challenged transactions. . . . " Friendly responds that its directors are respected business leaders who wouldn't risk their reputations by compromising their independence.

At the annual meeting last month, Mr. Blake sat four rows behind these directors, before stepping to the microphone to read off a litany of complaints. He said he was particularly angry that Mr. Smith recently had sold the company that owns Perkins for $245 million, while Friendly's stock-market value languishes at about $65 million. He called this gap circumstantial evidence that Mr. Smith had put the interests of Friendly behind those of Perkins. Friendly's Mr. Pastore calls that analysis "ludicrous."

As the company passed out free ice cream to stockholders after the meeting, Mr. Blake went next door to a Friendly's, where he got a hero's welcome, with kisses from a waitress. With his wife, Helen, and his lawyer, he slid into a booth and savored a grilled-cheese sandwich and a cookies-and-cream sundae.

HAMPDEN COUNTY

SUPERIOR COURT

FILED MAY 24, 2006

______________________

Clerk-Magistrate

COMMONWEALTH OF MASSACHUSETTS

HAMPDEN, ss.	SUPERIOR COURT CIVIL NO. 03-0003

S. PRESTLEY BLAKE
v FRIENDLY ICE CREAM CORP. & DONALD N. SMITH [FN1]

               FN1. The special Litigation Committee has filed an appearance, as intervener, with respect to the motion to dismiss.

MEMORANDUM OF DECISION AND ORDER ON SPECIAL LITIGATION COMMITTEE’S MOTION TO DISMISS DERIVATIVE ACTION AND PLAINTIFF’S REQUEST FOR RECONSIDERATION OF THE DENIAL OF MOTION TO AMEND

JOHN A. AGOSTINI, Associate Justice.

INTRODUCTION

In this shareholder derivative lawsuit, the defendant intervener, a Special Litigation Committee (SLC) appointed by the defendant corporation’s board of directors, has moved to dismiss the action pursuant to G.L.c. 156D, s. 7.44. Also before me is the plaintiff’s motion for reconsideration of my order denying his latest motion to amend the complaint. After a non-evidentiary hearing [FN2] and considering the parties’ oral and written arguments and supporting documents, the SLC’s motion to dismiss is DENIED and the plaintiff’s motion to reconsider and motion to amend are ALLOWED.

FN2. Neither party requested an evidentiary hearing.

BACKGROUND

The defendant, Friendly Ice Cream Corporation (Friendly), operates and franchises hundreds of restaurants, primarily in the northeastern United States, and manufactures frozen desserts distributed at retail locations in 15 states. The plaintiff, S. Prestley Blake, founded Friendly with his brother in 1935. Friendly was publicly held from 1968 until 1979, when it was sold to Hershey Food Corporation (Hershey). In 1988, The Restaurant Company (TRC), an investor group led by the defendant, Donald Smith (Smith), acquired Friendly from Hershey and then brought Friendly public again in 1997. In the November 1997 initial public offering (the IPO) of stock, Blake became an owner of Friendly common stock and currently owns approximately 10% of its outstanding common shares.

Smith, widely respected for his expertise in the restaurant business, was simultaneously chief executive officer (CEO) and chairman of the boards of both Friendly and TRC from 1988 through February of 2003. In February of 2003, Smith became the non-executive chairman of Friendly’s Board of Directors (the Board), such that he was no longer CEO but continued to chair the Board. At all relevant times, Smith has also been the owner of approximately 70% of TRC, which is a management company. [FN3] Two of TRC’s divisions relevant to this action are Perkins Family Restaurants (Perkins), a company which operates restaurants, and Foxtail Foods (Foxtail), a company which from 1998 through 2004 sold between $4.4 and $5.3 million in food products to Friendly.

FN3. Smith has been the CEO of TRC and its predecessor since 1985. In 1999, Smith’s ownership interest in TRC increased to 70%. TRC had been the management company of Perkins and Friendly, both operating companies. Okscin dep. p. 182.

TRC is the sole stockholder of TRC Realty, LLC, The Restaurant Company of Minnesota, and Perkins Finance Corp. TRC is a wholly-owned subsidiary of The Restaurant Holding Company (RHC), which according to TRC’s 2004 10K Form (exh. 118), is owned principally by Smith and BancBoston Ventures, Inc.

Friendly had a shareholder deficit of $85 million at the time of the IPO. As of January 2002, this deficit climbed to $89 million, and in 2003 the deficit was $98 million. Between 1999 and 2003, Friendly’s total assets decreased to a greater extent than the Board was able to reduce the debt. [FN4]

FN4. Daly dep. p. 37-38.

A principal activity of the Board has been to undertake financial actions to reduce Friendly’s debt and improve its operating performance. [FN5] From November 1997 to March of 2005, the Board was comprised of the same five members: Smith, Steven Ezzes (Ezzes), Michael J. Daly (Daly), Charles Ledsinger (Ledsinger), and Burton Manning (Manning). In March of 2005, Ledsinger stepped down and was replaced a few months later by Perry Odak (Odak). The Board delegates to management the function of running Friendly. Smith, as former CEO of Friendly, led its management team.

FN5. Daly dep. p. 36.

Within the Board, three committees assume certain responsibilities: the Audit Committee, the Compensation Committee, and the Nominating Committee. One of the primary functions of the Audit Committee is to assist the Board with the oversight of Friendly’s financial reporting process, the systems of internal controls and all audit processes. The Audit Committee reviews the financial results of Friendly, the internal audits on its restaurants, and any other financial matters deemed necessary at its meetings with the Audit Committee and the CFO. Its role is to “ensure, number one, all systems, procedures, and controls in the organization are proper and functioning well.” [FN6] Of particular significance to this action is that the Audit Committee is responsible for scrutinizing related party transactions to ensure that the interests of the shareholders and general public are protected. [FN7] The Audit Committee, as described by Daly, is very active and diligent, and typically meets six times a year. The members of the Audit Committee from 1997 until March of 2005 were Daly, Ledsinger, and Ezzes. [FN8]

FN6. Daly dep. pp. 10-12.

FN7. Daly dep. pp. 149-50.

FN8. Daly dep. pp. 10, 12.

The Compensation Committee oversees all compensation practices of the company. The three members of the Compensation Committee since late 1997 were Daly, Ledsinger (up until his departure from the Board in March of 2005), and Manning.

The Nominating Committee considers the ongoing performance of existing directors, evaluates core competencies of Friendly’s “governance oversight capabilities,” or in other words evaluates how well the Board functions. In order to determine whether the directors are participating effectively, the Nominating Committee surveys the five directors on the Board. The survey results collected so far uniformly indicate that the directors feel that their communications with management are satisfactory and that the Board is effectively performing. [FN9] The Nominating Committee also makes recommendations to the Board regarding promotions, directors, and senior officers. Since 1997, the Nominating Committee has been comprised of Daly and Smith, and perhaps also Manning. [FN10]

FN9. Daly dep. pp. 21-24.

FN10. Daly dep. p. 20.

Each director of Friendly receives compensation in the amount of $2,500 per month ($30,000 per year), plus $1,500 for each Board meeting attended, plus expenses. [FN11] Audit Committee members receive $1,500 for attendance at the annual Audit Committee meeting. For serving as chairman, Smith has received additional director compensation, which in 2004 was $8,333.34 per month. [FN12] Friendly’s directors also receive compensation in the form of stock options. [FN13] Pursuant to Friendly’s 1997 Stock Option Plan, each outside director receives stock options reflective of his functions. Although the amounts vary from year to year, for fiscal year 2004, each outside director received at least 3,000 stock options; the Compensation Committee Chairman (Manning) received an additional 1,500 stock options, and the Audit Committee Chairman (Ezzes) received an additional 3,000 stock options. In fiscal year 2004, Ezzes, Ledsinger, Daly and Manning received 6,000, 3,000, 3,000 and 4,500 stock options, respectively. [FN14]

FN11. In fiscal year 2004, the Board met seven times and each director attended at least 75% of the meetings of the Board, thus receiving at least $7,875. Form DEF 14A Friendly SEC filing dated April 8, 2005, Exh. A to Manning affid. of Jan 24, 2006.

FN12. Form DEF 14A, filed April 8, 2005, exh. A to Ezzes affid.

FN13. SLC’s counsel stated at the motion hearing that the outside directors’ principal form of compensation is stock options. See 1/20/06 Hearing Tr. p. 78. The exercise price per share has fluctuated between fiscal year 1999 and the present. The plaintiff does not argue that these directors’ compensation in this form has been inordinate.

FN14. Form DEF 14A, filed April 8, 2005, exh. A to Ezzes affid.

Between 1999 and 2002, Blake grew suspicious about possible mismanagement of Friendly’s assets and self-dealing by Smith. On May 15, 2002, at a shareholders’ meeting, Blake voiced his concerns that Smith had caused Friendly to pay costs toward a Learjet which largely benefited TRC and Smith, directly or indirectly. This controversy has its roots in a 1994 agreement between TRC and Friendly to share the fixed and variable costs of a corporate aircraft, then a 1992 Beechjet 400A, for which TRC entered a ten-year contract to lease from General Electric Capital Corporation . [FN15] In 1999, TRC’s Board of Directors decided to dispose of the Beechjet 400A for a cash purchase price of not less than $3.2 million, [FN16] and to acquire a new Learjet 45 for a purchase price of $8,278,950, to be financed with General Electric Corporation pursuant to an Aircraft Lease Agreement. [FN17]

FN15. There is no dispute that the plaintiff lacks standing to assert claims relating to conduct prior to 1997 when he became a shareholder.

FN16. Exh. 93. There is no record of the Beechjet 400A sale proceeds reaching Friendly.

FN17. Exh. 93.

Because in 1999, Friendly’s five-year plan called for opening well over one hundred franchises, the Board viewed the use of the Learjet as useful for visiting potential franchise sites. No written agreement exists requiring Friendly to pay for costs of the use of the Learjet. Nonetheless, from 1999 through, at least, August of 2003, Friendly paid TRC for 40% to 50% of the Learjet’s fixed costs plus 100% of any variable costs associated with Friendly’s actual use of the aircraft. [FN18] Friendly’s comptroller, Allan Okscin (Okscin), who was responsible for paying TRC for Friendly’s share of the aircraft, did not receive or request from TRC documentation such as underlying invoices substantiating the variable costs (which included fuel, maintenance, engine costs, landing and parking fees, pilot travel expenses, and catering) and fixed costs (which included lease payments, pilots’ salaries and benefits, pilot relocation costs, hangar rental, crew expenses, property taxes, banking fees, set-up expenses, training, amortization, insurance, dues and subscriptions, supplies and telephone costs) billed to and paid by Friendly. [FN19] Instead, with respect to fixed costs, Okscin never requested more than what TRC sent, which was an annual projection of fixed costs and a monthly payment schedule. As to the variable costs for flights charged to Friendly, Okscin received from TRC bills, usually with flight manifests identifying who was on the plane and where it went. Alter talking to others to make sure each billed flight was taken, Okscin approved payment of these bills, even for some flights lacking manifests. [FN20] Okscin also approved Friendly’s payment for flights carrying Smith’s wife’s children, and assumed that such flights were for business purposes because one of the passengers, Jody Delrey, had been involved with Friendly’s Easter Seal campaign. [FN21]

FN18. Friendly’s former general counsel, Aaron Parker, reported that Friendly paid TRC the following amounts for the Learjet’s fixed and variable costs, respectively, in the fiscal years 2000 through 2002:

2000:	$843,858;	$82,756
2001:	$612,548;	$73,878
2002:	$449,319;	$0

Exh. 53, Parker memorandum dated June 26, 2002, p. 2. Thus in 2002, Friendly paid TRC $449,319 for never using the Learjet that year.

Smith testified that Friendly’s former chief financial officer (CFO), Paul McDonald, and his counterpart at TRC, Steven McClellan, determined how much of the aircraft costs would be paid by Friendly. Smith dep. pp. 52-53. In contrast, McClellan testified that it was Smith who decided what portion of these costs would be borne by TRC and Friendly. McClellan dep. p. 134. McClellan’s version is supported by a handwritten memo which appears to have been written in December of 1998 in which Smith instructed Michael Donohoe of TRC, “The 'split’ for the plane in '99 will be: 60% Perkins--40% Friendly’s based on projected usage. Don.” Exh. 119, also labelled as plaintiff’s exhibit 57.

FN19. See Huron Report dated October 24, 2005, p. 7 and exhibit to 1994 Aircraft Reimbursement Agreement.

FN20. Okscin dep. p. 261.

FN21. Okscin dep. pp. 258-59.

By March of 2000, deteriorating economic conditions led Friendly to abandon its ambitious five-year expansion plan. Rather than opening new franchises, Friendly closed 150 locations and implemented a reduction in force. Friendly’s use of the Learjet as a percentage of the total hours it was flown diminished from 33% in 1999 to 21% in 2000 to 16% in 2001 and to 4% in 2002. [FN22] In the fall of 2000, Okscin and Paul Kelley, then Friendly’s CFO, proposed to the Audit Committee that Friendly cease its perceived obligation to share the cost of the Learjet by making a payment to TRC. By late 2000, the Board concurred that Friendly should dispose of the aircraft, and appointed Ezzes and Ledsinger as a committee to handle this task which was difficult due to the weak market. [FN23] In sum, Blake’s major concerns expressed in May of 2002 regarding the Learjet were that Smith was having Friendly subsidize TRC’s use of the Learjet, that Friendly had no enforceable obligation pay toward its costs, and that Smith was using the Learjet for nonbusiness purposes without reimbursing Friendly appropriately.

FN22. Huron Report p. 7; Ledsinger dep. pp. 171-72.

FN23. Manning dep. pp. 97-100.

Blake also took issue with Friendly’s payments to TRC toward the costs related to an office in Illinois used by Smith to conduct business for both Friendly and TRC. [FN24] Friendly’s corporate headquarters are in Wilbraham, Massachusetts, and TRC’s corporate headquarters are in Memphis, Tennessee. Friendly has not at any time had operations in Illinois unless one considers the office a Friendly operation. [FN25] Smith maintained his principal residence in the Chicago area until February 2002. [FN26] According to Okscin, Friendly’s “purchasing group” used the office for meetings because Chicago is “sort of the hub of the

National Restaurant Association out there.” [FN27] The Board approved of Friendly’s payment to TRC of these office expenses.

FN24. Ezzes dep. p. 79.

FN25. Ezzes dep. p. 75.

FN26. Okscin dep. p. 15.

FN27. Okscin dep. pp. 143-44.

The SLC asserts that Friendly’s payments toward the costs of the Illinois office--which totalled $770,630 between 1997 and 2004--were made pursuant to a March 1996 management fee agreement executed by Friendly and TRC. [FN28] The management fee letter agreement relied upon by the SLC is undated, bears no handwritten signatures for either TRC or Friendly, and consists of a three-paragraph letter. It states only that the maximum annual management fee payable by Friendly to TRC would not exceed $800,000 in 1996, $824,000 in 1997, and $848,720 in 1998 unless the Board was to approve of an increase. This document does not provide any information related to the nature of the services covered by the agreement or how Friendly and TRC would allocate the shared expenses. [FN29] Nonetheless, Friendly reported in its 1997 IPO filing that the management fees compensated TRC for Smith’s services to Friendly, the office and secretarial services, and “other related expenses.” [FN30] The SLC asserts that the management fee agreement covers the following: (1) Smith’s compensation in 1997 (but not thereafter); (2) the maintenance of the office in Illinois where Smith conducted business for both TRC and Friendly; (3) the salary and benefits of a secretary at the Illinois office; (4) the salary of one Rich Estlin (Estlin); and (5) fringe benefits for Smith, including his life, medical, dental and AD & D insurance.

FN28. Over $400,000 of that total amount was to compensate Smith in 1997.

Prior to the IPO, when TRC was the management company of both Perkins and Friendly and when Smith was an employee of TRC but not Friendly, TRC charged both Perkins and Friendly a management fee. Okscin dep. p. 182. See also Huron Report p. 22.

FN29. See Huron Report p. 17 and exhibit 2 to Huron Report.

FN30. Huron Report p. 18.

On May 21, 2002, Blake sent a demand letter to Friendly reiterating his allegations regarding the Learjet and the Illinois office. Blake called for an investigation and the right to inspect corporate records. Three days later, Ledsinger, Ezzes, Manning and Daly signed a document entitled Unanimous Written Consent of the Independent Directors of Friendly Ice Cream Corporation in which they resolved to create a Special Committee (the 2002 Special Committee) ultimately composed of Ledsinger, Daly and Ezzes to investigate Blake’s allegations and to recommend to the Board “what position should be taken by the Corporation in reference thereto.” The 2002 Special Committee, in turn, asked Friendly’s general counsel, Aaron B. Parker (Parker) to conduct the investigation.

Parker had been special counsel to TRC from 1986 to 1997. In 1997, he became associate general counsel for Friendly, and on November 22, 2001, Friendly appointed Parker as its president, general counsel and secretary/clerk. Smith, as Parker’s “boss,” reviewed his performance and recommended to the Board whether or not Parker would receive a raise or bonus. [FN31]

FN31. Ledsinger dep. p. 150.

On June 26, 2002, Parker sent to Ledsinger, Daly and Ezzes a three-page memorandum containing what he called background facts and preliminary investigative findings, [FN32] although he never issued a follow-up document with final investigative findings. [FN33] Parker reported that TRC’s comptroller told him that Smith had paid for the variable costs associated with Smith’s personal use of the Learjet. He also reported that the Learjet cost-sharing arrangement replaced that of the Beechjet 400A, but Parker supplied no documentation to support this assertion. The 2002 Special Committee accepted Parker’s conclusion without asking to see a contract or other verification that Friendly actually had a written binding contractual agreement to pay toward the cost of the Learjet.

FN32. Parker attached to his three-page memorandum TRC’s aircraft summaries (showing the total reported costs related to use of the Learjet 45) in 2000 and 2001 and some flight manifests.

FN33. Ezzes dep. p. 119.

Parker’s “investigation” did not consider the appropriateness or legitimacy of the TRC-Friendly cost sharing arrangements with respect to either the Learjet or the office. [FN34] Parker reported that Friendly’s expenses incurred in connection with the Illinois office in 2001 totalled $110,146 and in 2002 were $157,458, representing 35% of the office rent, 50% of the salary of Estlin, 35% of secretarial costs, and 35% of Smith’s life, medical, dental and AD & D insurance. [FN35]

FN34. Exh. 53.

FN35. Exh. 53.

Friendly’s payments toward Estlin’s salary were $87,960 in 1998, $98,666 in 1999, $107,438 in 2000, and $53,456 in 2001. Although it is clear that Smith determined how TRC and Friendly would bear the cost of Estlin’s salary, [FN36] the reason for Friendly’s payment of Estlin’s salary was not adequately explained in Parker’s report or elsewhere. No substantive or adequate documentation of Estlin’s professional services for Friendly has been presented to the Court. [FN37]

FN36. Exh. 53.

FN37. TRC’s former CFO, Steven McClellan, testified at his deposition on September 9, 2004, that Estlin “was supposed to represent [Smith] at Perkins when [Smith] was at Friendly’s ... [a]nd he was supposed to represent [Smith] at Friendly’s when [Smith] was at Perkins. In addition to which, he was supposed to handle managing [Smith’s] personal financial matters, and I say supposed to, because that wound up, not infrequently, falling on my shoulders ... [I]t started out with he was going to be [Smith’s] representative, provide us access to [Smith], because [Smith] was not present a lot ... Although I had been warned by the other members of the management team that--this was another FOD, friend of Don, and that these type of folks had shown up before. Over a period of time, I [began] to question whether it made sense for us to continue to absorb the expenses related to [Estlin]. And, in fact I asked him one time, because I got pretty frustrated. We were going through some challenging financial times, Smith was not cooperating with trying to, really, sell the aircraft, in my view, and we had--we were absorbing [Estlin’s] salary, or at least a significant portion of it. And I did ask [Estlin] one time, you know, Rich, what exactly are you doing, and what’s your goals? And he looked me straight in the eye and said, my goal is to play 200 rounds of golf a year, and he kind of laughed.” Other deponents’ descriptions of Estlin’s role were also sketchy. Okscin testified only that Estlin “helped [Friendly] with treasury and insurance issues” when Friendly’s CFO left. Okscin dep. p. 142.

There in nothing in the record showing that the 2002 Special Committee made a formal recommendation to the Board regarding Friendly’s response to Blake’s first demand letter. Nonetheless, on September 26, 2002, Parker sent plaintiff’s counsel a letter declining the plaintiff’s request to inspect Friendly’s records, and stating that “a special committee of Friendly’s Board of Directors comprised of three independent members of the Board has reviewed the expenditures relating to the jet and determined that they were legitimate business expenses of Friendly’s.” [FN38] Parker did not address in that letter the plaintiff’s other concerns.

FN38. Exh. 54.

On January 2, 2003, Blake brought this shareholder derivative suit against Friendly and Smith. The first amended complaint, filed on February 26, 2003, contains four counts: breach of fiduciary duty (Count I), misappropriation of corporate assets (Count II), a request for declaratory judgment that the plaintiff is entitled to inspect Friendly records relating to the Learjet and the Illinois office (Count III), and a claim that Smith and Friendly are estopped from refusing to produce certain financial records concerning the aircraft (Count IV). On the defendants’ motion to dismiss pursuant to Mass.R.Civ.P. 12(b)(6) and Mass.R.Civ.P. 23.1, the Court (Carhart, J.) dismissed the fourth count on October 28, 2003.

On January 31, 2003, at a special meeting, the Compensation Committee resolved to recommend to the Board that Friendly discontinue incurring expenses related to the Illinois office. This came approximately one month after Smith informed Okscin that in February of 2002, he had moved his principal residence from Illinois to Florida. When asked why the use of the Illinois office was discontinued, Okscin replied, “[Smith] wasn’t living in Chicago any longer and the--the use of the office wasn’t needed and it--it wasn’t used anymore, I guess.”[FN39]

FN39. Okscin dep. p. 143.

On August 20, 2003, Ledsinger, Ezzes, Daly and Manning conducted a special meeting, referring to themselves as the independent members of the Board. According to the minutes, Parker and Okscin

“reviewed a proposal from TRC Realty LLC to extinguish the Corporation’s obligations under the Aircraft Reimbursement Agreement between TRC Realty LLC and the Corporation which agreement obligates the Corporation to share in the expenses of a corporate aircraft.”

That day, the Board approved a payment “not to exceed $900,000 ... to terminate the Aircraft Reimbursement Agreement with TRC Realty LLC” for the costs of the Learjet 45. The directors believed that Friendly had a commitment to share the cost of the Learjet for another six years and viewed the payout as an attractive alternative. [FN40]

FN40. Daly dep. pp. 142-43.

In May of 2004, Blake offered to loan Friendly up to $50 million at 2% over the prime rate (adjustable), so long as the proceeds were used to reduce debt. As consideration for this offer, Blake demanded that the Board “address the improper payments that Friendly made to TRC ... for the Learjet and the Illinois office,” including, by way of reference to earlier correspondence, that Smith resign from the Board. [FN41] The Board rejected the offer on the grounds that if Friendly were to pay down its mortgage debt as required by Blake’s loan offer, it would incur a prepayment penalty of up to $18 million, and that Friendly’s $8.3 senior notes could not be prepaid until June 15, 2008. Additionally, Manning was not willing to accept the offer, believing that it was not in Friendly’s best interest because it would create a relationship with Blake which could subject Friendly to undue influence. [FN42]

FN41. Exh. 92 attached to Manning affid.

FN42. Manning dep. p. 139.

Subsequently, the plaintiff moved to amend his complaint again. In his proposed complaint, Blake names as defendants Smith, individually and as chairman of Friendly’s Board, TRC, The Restaurant Holding Company, TRC Realty, LLC, and Ezzes, Ledsinger, Daly and Manning as members of Friendly’s Board. In Count I of the proposed complaint, Blake asserts that all of the directors violated their fiduciary duty by “ignoring and condoning improper actions between Friendly, Smith and TRC, and by exercising their authority as directors to condone and cover up improper conduct.” This allegation is exemplified in the proposed complaint by the attempt by the Board and the 2002 Special Committee to dismiss Blake’s action without conducting an independent investigation of related transactions with Smith and TRC, and the Board’s approval of payments to TRC for the Learjet after being on notice that Friendly had no obligation to make them. Count II alleges misappropriation of corporate assets by Smith and TRC. Count III alleges that all of the Board members wasted corporate assets. Count IV asserts that the TRC companies and Friendly’s Board members aided, abetted, and directly participated in misappropriating corporate assets by “exercising their authority to consciously ignore, condone or cover up the improper transactions of Smith and TRC after actual or constructive notice of the wrongdoing.” Count V is for restitution and alleges unjust enrichment against Smith, the TRC companies, and “some of the directors” not specified. In Count VI, Blake seeks declaratory relief against Smith and the Board members with respect to their allegedly improper activities, their duty to disclose and their fiduciary duty.

In addition to his claims regarding the Learjet and the Illinois office, Blake takes issue in his proposed amended complaint with several types of transactions, including the following: (1) Friendly’s payments to TRC’s division, Foxtail Foods (Foxtail), for the purchase of certain food products; (2) Friendly’s real estate transactions involving Smith’s sons; (3) Friendly’s payment to TRC of management fees; and (4) Friendly’s rejection of Blake’s loan offer.

On July 27, 2005, I denied, without prejudice, the plaintiff’s motion to amend in the absence of a demand letter regarding the additional claims as required by G.L.c. 156D, s.7.42. After filing the motion to amend but prior to entry of my order denying the plaintiff’s motion to amend, on June 27, 2005, Blake sent a second demand letter to the Board pursuant to G.L.c. 156D, s.7.42. Blake’s letter states that his lawsuit, his second demand letter, and the proposed amendment to his complaint seek to redress two fundamental concerns. The first is that Smith has enriched himself by shifting assets or income from Friendly to TRC or by shifting costs from TRC to Friendly. Blake explains in his demand letter that this “category of concern includes any and all conduct that shifts financial benefit from Friendly to TRC regardless of what form the transaction may take”including related party transactions [FN43] and conflict of interest transactions. Blake points to a non-exclusive list of three issues: (1) the difference in the cost of goods sold margin of Friendly and TRC suggests that vendor arrangements (in which Friendly purchased food products from Foxtail) were designed so that Friendly would subsidize TRC without full and fair consideration. (2) Friendly’s financial statements represent that it paid $12.3 million to TRC for airplane expenses, consulting fees, real estate transactions and food purchases between 1997-2003, yet TRC’s financial statements represent that it only received $9.8 million in that period, while Smith was the chairman and CEO of both companies. This discrepancy, asserts the plaintiff, has been ignored and left unexplained by the Board. (3) the Board inexplicably rejected Blake’s offer of a low-interest loan to pay off $50 million in high cost debt, and instead has opted to pay high interest rates, which suggests the existence of an arrangement to favor TRC, Smith, or Ezzes, as some lenders and financial underwriters have conflicts of interest including business relationships with Ezzes or investment relationships with TRC.

FN43. Ledsinger defined related party transactions in these words: “usually it has to do with a transaction where there is an exchange of goods or services or money from one entity to another where there’s perhaps ownership or management ... It could be a public company that has a director and that director has a business and that public company does business with the business that the director is involved with ...” Ledsinger dep. p. 29.

The second category of concern as described in Blake’s demand letter relates to the Board’s conduct which “inappropriately shields or benefits Mr. Smith and/or TRC” in violation of its fiduciary duty. Blake specifically cites as a non-exhaustive list of evidence of the Board’s misconduct its approval of Smith’s improper conduct, the 2002 Special Committee’s failure to conduct a meaningful or reasonable investigation, the Board’s approval of a $950,000 airplane termination payment, its rejection of Blake’s $50 million loan offer, its apparent position that the interests of Smith and Friendly are one and the same, because the Board retained for Friendly in this litigation the same counsel which represents Smith, Ornate, Hall & Stewart, and its turning a blind eye to conflicts of interest that are detrimental to Friendly, such as Friendly’s payment of up to $107,000 for the annual salary of Estlin, whose professional services to Friendly are unsubstantiated.

In July of 2005, the Board members were Smith, Daly, Manning, Ezzes, and Perry Odak (Odak), who became a director of Friendly on May 11, 2005, replacing Ledsinger. In response to the plaintiff’s second demand letter, Daly, Manning, Ezzes and Odak voted to appoint Odak and Daly to the SLC. [FN44] The resolution provides that each member of the SLC would be compensated in the amount of $10,000. On July 19, 2005, the SLC engaged as its legal counsel Wilmer Cutler Pickering Hale and Dorr, LLC (Wilmer Cutler), which in early August of 2005 retained Huron Consulting Group (Huron) to provide forensic accounting services.

FN44. The voting directors signed separate signature pages to a document entitled “Unanimous Written Consent of the Independent Directors of Friendly Ice Cream Corporation” resolving to create the SLC to investigate Blake’s new claims and to decide for Friendly whether to accept, reject or otherwise act upon Blake’s demand. Smith, concededly an interested director, did not participate in the resolution. Ezzes’s signature is dated July 14, 2005; Daly’s signature is dated and was faxed on July 15, 2005: and the signatures of Odak and Manning bear no date of execution. The document states that the signatories “hereby adopt ... the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the Board of Directors ...”

On October 24, 2005, the SLC filed its 29-page report concluding that all claims that have been brought on behalf of Friendly in this action lack merit and that the continued prosecution of the derivative claims is not in the interest of Friendly. [FN45] The SLC Report is unsigned by either of its members. In its executive summary of the report, the SLC listed seven basic conclusions:

FN45. The SLC also initially determined that: (1) Friendly should seek $70,267 reimbursement from Smith for the variable costs of Smith’s non-business uses of the Learjet between 1998-2002 (although in a supplemental report, Huron reduced this figure to $55,149); (2) Friendly should seek reimbursement from TRC in the amount of $10,174 for the variable costs of flights incurred by TRC but paid incorrectly by Friendly (and concluding that, otherwise, the variable and fixed costs were properly charged to Friendly); and (3) Friendly should review the adequacy of its policies and procedures regarding documentation required prior to the payment of invoices, joint negotiations with common vendors as between Friendly and other companies, oral agreements with other companies, related party transactions and review of the same by outside auditors for Friendly, and the scope of the travel and entertainment policy.

(1) Friendly and TRC had an implied-in-fact aircraft reimbursement agreement which required Friendly to pay a portion of the fixed costs of the Learjet and the variable costs attributable to Friendly’s use of the aircraft;

(2) there is no evidence that Friendly overpaid for food products purchased from Foxtail;

(3) there was insufficient evidence to support Blake’s claim that joint negotiations with vendors common to Perkins and Friendly were detrimental to Friendly;

(4) there was no evidence that financial firms extended inferior credit and other terms to Friendly so as to subsidize financial packages provided by those institutions to TRC. The interest rates on Friendly’s loans do not represent collusion between Societe Generale, Fleet/Bank of America and General Electric Capital, on the one hand, and Smith on the other hand, to advantage TRC at the expense of Friendly. “[P]repayment and other penalties on the existing company obligations approximate $18 million and make Mr. Blake’s [$50 million loan offer at favorable rates] economically unattractive.”

(5) lease payments by Friendly to TRC for restaurants in Florida did not disadvantage Friendly;

(6) Friendly received benefits from services provided by the $770,000 in management fees it paid to TRC from 1997 through 2004, which fees covered, among other things, the salary of Estlin “who assisted Friendly with insurance and treasury functions.”

(7) Friendly’s decision to credit $112,500 in unearned development fees as against amounts due for product purchases by TICC, a franchise owned by Smith’s two sons, was not improper.

On November 2, 2005. Smith reimbursed Friendly $65,323 for aircraft costs.

On November 30, 2005, the SLC submitted a Supplemental Report which contained two conclusions: (1) Smith did not receive excessive compensation for the period 1998 through February 2003, and (2) the corporate aircraft flight variable costs associated with Smith’s non-business use of the aircraft were $15,118 less than that stated in the original SLC Report dated October 24, 2005.

On January 4, 2006, I allowed the SLC’s motion to intervene as a party defendant for purposes of filing a motion to dismiss pursuant to G.L.c. 156D, s.7.44. The SLC moved to dismiss this action pursuant to G.L.c. 156D, s.7.44. [FN46]

FN46. Although the SLC moved to dismiss before it became a defendant intervener in this action, the plaintiff does not challenge the motion on those grounds. The SLC clarified at the hearing that its motion to dismiss is intended to apply to the allegations contained in the first amended complaint and to the allegations in the plaintiff’s second demand letter, upon which the plaintiff has sought to amend his complaint again.

DISCUSSION

I.	The Massachusetts Business Corporation Act

General Laws c. 156D, known as the Massachusetts Business Corporation Act, became effective on July 1, 2004, and governs all Massachusetts business corporations that were formerly governed by G .L.c. 156B. Comment to Introduction to G.L.c. 156D. General Laws c.

156D, s.7.44, which sets forth the requirements for the dismissal of derivative actions, provides in pertinent part:

(a) A derivative proceeding commenced after rejection of a demand shall be dismissed by the court on motion by the corporation if the court finds that either (1) 1 of the groups specified in subsections (b)(1) or (f) has determined in good faith after conducting a reasonable inquiry upon which its conclusions are based that the maintenance of a derivative proceeding is not in the best interests of the corporation; or (2) shareholders specified in subsection (b)(3) have determined that the maintenance of the derivative proceeding is not in the best interests of the corporation.

(b) Unless a panel is appointed pursuant to subsection (f), the determination in subsection (a) shall be made by:

(1) a majority vote of independent directors present at a meeting of the board of directors if the independent directors constitute a quorum; [or]

(2) a majority vote of a committee consisting of 2 or more independent directors appointed by a majority vote of independent directors present at a meeting of the board of directors, whether or not the independent directors constituted a quorum; ...

(c) None of the following shall by itself cause a director to be considered not independent for the purposes of this section:

(1) the nomination or election of the director by a person who is a defendant in the derivative proceeding or against whom action is demanded;

(2) the naming of the director as a defendant in the derivative proceeding or as a person against whom action is demanded; or

(3) the approval by the director of the act being challenged in the derivative proceeding or demand if the act resulted in no personal benefit to the director.

(d) If the corporation moves to dismiss the derivative suit, it shall make a written filing with the court setting forth facts to show

(1) whether a majority of the board of directors was independent at the time of the determination by the independent directors and

(2) that the independent directors made the determination in good faith after conducting a reasonable inquiry upon which their conclusions are based. Unless otherwise required by subsection (a), the court shall dismiss the suit unless the plaintiff has alleged with particularity facts rebutting the corporation’s filing in its complaint or an amended complaint or in a written filing with the court ...

(e) If a majority of the board of directors does not consist of independent directors at the time the determination by independent directors is made, the corporation shall have the burden of proving that the requirements of subsection (a) have been met. If a majority of the board of directors consists of independent directors at the time the determination is made ... the plaintiff shall have the burden of proving that the requirements of subsection (a) have not been met.

(f) The court may appoint a panel of 1 or more independent persons upon motion by the corporation to make a determination whether the maintenance of the derivative proceeding is in the best interests of the corporation ....”

II.	Standard of Judicial Review Applicable to SLC Decisions

“The special litigation committee is ... the 'only instance in American Jurisprudence where a defendant can free itself from a suit by merely appointing a committee to review the allegations of the complaint ...’” Einhorn v. Culea, 612 N.W.2d 78, 91 (Wis. 2000), quoting Lewis v. Fuqua, 502 A.2d 962, 967 (Del.Ch.1985).

“The value of a special litigation committee is coextensive with the extent to which that committee truly exercises business judgment. In order to ensure that special litigation committees do act for the corporation’s best interest, a good deal of judicial oversight is necessary in each case. At the same time, however, courts must be careful not to usurp the committee’s valuable role in exercising business judgment. At a minimum, a special litigation committee must be independent, unbiased, and act in good faith. Moreover, such a committee must conduct a thorough and careful analysis regarding the plaintiff’s derivative suit, ... The burden of proving that these procedural requirements have been met must rest, in all fairness, on the party capable of making that proof--the corporation.”

Houle v. Low, 407 Mass. 810, 822 (1990).

A fundamental reason for forming an SLC is “to insulate the company’s decision making process from the influence of those under suspicion.” Biondi v. Scrushy, 820 A.2d 1148, 1156 (Del.Ch.2003). Consequently, in order for an SLC to have rendered a valid determination under the statute, it must have been appointed and constituted in accordance with the independence requirements of s.7.44(b)(2). Section 7.44(b)(2) not only mandates that the SLC consist of “2 or more independent directors,” but also that the independent members of the SLC have been “appointed by a majority vote of independent directors present at a meeting of the board of directors, whether or not the independent directors constituted a quorum.” A motion to dismiss premised upon the determination of an improperly constituted SLC is statutorily insufficient. Cf. Houle v. Low, 407 Mass. at 824 (interpreting predecessor to s.7.44, court reversed entry of summary judgment for corporate defendant which had not shown the absence of a genuine issue of material fact as to SLC’s bias).

Beyond that initial hurdle of showing that the SLC was properly constituted, the party moving to dismiss the derivative action bears the burden of submitting a written filing with the court setting forth facts to show that a majority of the Board was independent when the independent directors made their determination, and that the independent directors--here the SLC--made the determination in good faith after conducting a reasonable inquiry upon which its conclusions are based. See G.L.c. 156D, s.744(d). [FN47] If the SLC makes this showing, the court must dismiss the suit unless the plaintiff alleges with particularity facts rebutting the SLC’s written statement of facts. Id.

FN47. The statute does not instruct whether the “determination” referred to in s.7.44(d) and (e) signifies the independent directors’ appointment of the SLC or the SLC’s determination not to pursue the derivative suit. But see Einhorn v. Culea, 612 N.W.2d at 92 (independence test is concerned with factors at time special litigation committee is formed). In this case, the composition of the directors was the same at both times and therefore it makes no difference which of these interpretations conforms to the intent of the Task Force on the Revision of the Massachusetts Business Corporation Law, which drafted the statute.

If the SLC satisfies this burden of setting forth such facts regarding independence and the plaintiff alleges with particularity facts rebutting the SLC’s written filing under s.7.44(d), the court assesses the evidence as to whether or not the SLC was independent and whether it determined in good faith after conducting a reasonable inquiry upon which its conclusions are based that maintenance of the derivative proceeding is not in the best interests of the corporation.

General Laws c. 156D, s.7.44(e), places the burden of proving that the requirements of s.7.44(a) have been met upon either the corporation or the plaintiff, depending upon whether or not the majority of the board of directors consists of independent directors “at the time the determination by independent directors is made.” s.7.44(e). If the majority of the board is not independent, the SLC has the burden of proving that its determination was in good faith and after a reasonable inquiry upon which its conclusions were based. See s.7.44(a) & (e). If, on the other hand, the majority of the board is independent, the plaintiff bears the burden of showing that the SLC’s determination was flawed because it was not made in good faith after conducting a reasonable inquiry upon which its conclusions were based. Id. Comment 2 to s.7.44 explains as follows:

“Section 7.44 adopts neither of the so-called New York or Delaware approaches [FN48] to judicial scrutiny of the decisions of special litigation committees ... Section 7.44 steers a middle ground, applying the business judgment rule when a majority of the board is independent ... with the burden of proof being on the plaintiff, .... and the “reasonable and principled” review standard ... with the burden of proof being on the corporation [ ] when a majority of the board is not independent. Unlike Harhen, [431 Mass. 838 (2000),] the corporation is required in either case, in connection with a motion to dismiss, to present to the court a filing containing facts justifying application of the business judgment rule. The plaintiff then has an opportunity to rebut those facts.”

FN48. The New York approach, also called the traditional version of the “special litigation committee defense,” is described in Auerbach v. Bennett, 47 N.Y.2d 619, 633, 419 N.Y.S.2d 920, 393 N .E.2d (1979). This approach requires the trial court to determine as a matter of fact whether the SLC members were disinterested and whether they conducted an adequate investigation. If the court answers both questions affirmatively, it must dismiss the derivative action. See id. In contrast, the Delaware formulation, set forth in Zapata Corp. v. Maldanado, 430 A.2d 779, 787- 89 (Del.1981), commences with the Auerbach analysis but adds a second, discretionary step in which the court applies its own business judgment to the SLC’s conclusion.

Therefore, if the plaintiff bears the burden under s.7.44(e) yet fails to plead and prove that the SLC members were not independent or did not act in good faith after a reasonable inquiry, the SLC is entitled to the business judgment rule and the action must be dismissed. See Comment 2 to s.7.44 (to deprive the SLC of the business judgment rule’s protection, the plaintiff must “plead and prove that the directors making the determination were not independent or did not act in good faith after reasonable inquiry”). The business judgment rule “affords protection to the business decisions of directors, including the decision to institute litigation, because directors are presumed to act in the best interests of the corporation.” Harhen v. Brown, 431 Mass. 838, 845 (2000). The business judgment rule

“limits judicial review of corporate decision-making when corporate directors make business decisions on an informed basis, in good faith and in the honest belief that the action taken is in the best interests of the company. The business judgment rule shields, to a large extent, the substantive bases for a corporate decision from judicial inquiry. The business judgment rule also ensures that management remains in the hands of the board of directors and protects courts from becoming too deeply implicated in internal corporate matters.”

Einhorn v. Culea, 612 N.W.2d at 84.

III.	Standard of Independence

Because the question of independence is fundamental to every aspect of judicial inquiry under s.7.44, it is essential at this point to pin down the principle. The statute contains no definition of this critical term, yet lists three circumstances, none of which by itself shall cause a director to be considered not independent: (1) the director’s nomination or election by a defendant or one against whom action is demanded; (2) the naming of the director as a defendant in the derivative proceeding or as a person against whom action is demanded; or (3) the approval by the director of the act being challenged in the derivative proceeding or demand if the act resulted in no personal benefit to the director. G.L.c. 156D, s.7.44(c). See also Kaplan v. Wyatt, 499 A.2d 1184, 1189 (Del.1985) (“Even a director’s approval of the transaction in question does not establish a lack of independence”).

These factors do not support the conclusion that the Legislature intended to set a low threshold for the standard of independence. See Einhorn v. Culea, 612 N.W.2d at 86-87 (rejecting lower courts’ conclusion that Wisconsin statute, which in relevant part precisely tracks the independence standard of G.L.c. 156D, s.7.44, sets an “extremely low threshold” for examining the independence of directors on a special litigation committee). The statute calls for the court to assess independence based upon whether or not a director has actual bias or a personal interest in the dispute, as a director may be named as a nominal defendant yet still be independent. See id. at 86. See also In re Oracle Corp. Derivative Litig., 824 A.2d 917, 939 (Del.Ch.2003) (independence test permits corporation to terminate derivative suit if board is comprised of directors who can impartially consider a demand).

Nor is there any support in the language of s.7.44 or the drafters’ comments for the SLC’s argument that there are only two forms of bias relevant to the inquiry of the SLC members’ independence: structural and pecuniary. [FN49] Rather, the term “independent” as used in Section 7.44 more broadly encompasses both “disinterest” which is a lack of a personal interest in the challenged transaction as opposed to a benefit upon the corporation or shareholders generally, and “independent” which is freedom from influence in favor of the defendants due to personal or other relationships. Comment 1 to G.L.c. 156D, s.7.44, citing Aronson v. Lewis, 473 A.2d 805, 812-16 (Del.1984).

FN49. As observed by the Supreme Judicial Court, legal commentators have described structural bias occurring in a director’s assessment of a suit as generated by a combination of psychosocial mechanisms, including the appointment of directors to the board or special litigation committee, the defendant directors’ control of pecuniary or nonpecuniary rewards to the independent directors, the independent directors’ prior associations with the defendants, and their common cultural and social heritages. Houle v. Low, 407 Mass. at 815-16. These mechanisms can, according to the commentators, generate biases which result in the independent directors reaching a decision which insulates their co-directors from legal sanctions. Id. at 816.

The SLC shrinks the concept of structural bias considerably and argues that it boils down to domination and financial dependence. (1/20/06 Hrg. Tr. pp. 14-15). In an unpublished decision, the court in Klein v. FPL Group, Inc., 2004 WL 302292 *19, *23 (S.D.Fla.2004), flatly rejected the same argument, that “dominance and control” or “financial interest” are the only two factors in determining the independence of SLC members under Florida’s statute, which in relevant part is similar to G.L.c. 156D, s.7.44(a)- (b).

Prior to the enactment of s.7.44, the Supreme Judicial Court explained the disinterested aspect of independence.

“The purpose of the distinction between interested and disinterested directors is to ensure that the directors voting on a plaintiff’s demand can exercise their business judgment in the best interests of the corporation, free from significant contrary personal interests and apart from the domination and control of those who are alleged to have participated in wrongdoing.”

Harhen v. Brown, 431 Mass. at 843.

Directors are considered independent if they are in a position to base their decision on the merits of the subjects before the board rather than being governed by extraneous considerations and influences. See, e.g., Kaplan v. Wyatt, 499 A.2d at 1189; Einhorn v. Culea, 612 N.W.2d at 92 (“[T]he test [of independence] is primarily concerned with whether factors exist at the time the committee was formed that would prevent a reasonable person from basing his or her decisions on the merits of the issue”); Brehn v. Eisner, 746 A.2d 244, 257 (Del.2000) (test of whether majority of board was disinterested and independent is whether they were incapable, due to personal interest or domination and control, of objectively evaluating a demand); Aronson v.

Lewis, 473 A.2d at 815 (lack of independence is established where it is shown that directors are so under the influence of other directors that their discretion would be sterilized). Thus, the “director’s position with respect to the allegations of the claim and all extraneous influences are subject to the court’s scrutiny.” Desaigoudar v. Meyercord, 108 Cal.App.4th 173, 189, 133 Cal.Rptr.2d 408, 419-20 (Cal.App.2003). A director’s independence may reasonably be doubted if there is “evidence that in the past the relationship caused the director to act non-independently vis-a-vis an interested director.” Beam ex rel. Martha Stewart Omnimedia, Inc. v. Stewart, 845 A.2d 1040, 1051 (Del.2004) (discussing presuit demand independence standard).

Where, as here, the SLC has unconditional authority to act on behalf of the Board in investigating a shareholder’s demands and in deciding whether or not to litigate the shareholder’s claims, courts assess the SLC’s independence by considering the totality of the circumstances. See, e.g., Johnson v. Hui, 811 F.Sup. 479, 486 (N.D.Cal.1991). The totality of the circumstances test considers the following nonexclusive list of factors: (1) an SLC member’s status as a defendant and whether this potential liability is small or substantial, direct or indirect; (2) whether the SLC member’s participation in or approval of the alleged wrongdoing was substantial or the result of innocent or pro forma involvement or affiliations; (3) an SLC member’s past or present business dealings with the corporation; (4) an SLC member’s past or present business or social dealings with individual defendants; (5) the number of directors on the SLC, such that with the greater number of directors, less weight may be accorded to any disabling interest affecting only one director; and (6) the structural bias of the SLC, such as whether the manner in which the SLC was appointed and proceeded was inevitably bound to be empathetic to the defendants and therefore biased in favor of terminating the litigation. See id.; In re Oracle Securities Litigation, 852 F.Sup. 1437, 1441 (N.D.Cal.1994). Some courts add as a seventh factor the roles of corporate counsel and independent counsel, such that an SLC is more likely to be found independent if it retains counsel who has not represented individual defendants or the corporation in the past. See Einhorn v. Culea, 612 N.W.2d at 90.

IV.	Whether the SLC Was Properly Constituted

A. The Independence of the SLC

The determination of whether the SLC was properly appointed and constituted in conformity with the requirements of s.7.44(b)(2) begins with an evaluation of the independence of the SLC, and specifically Daly, as the plaintiff concedes the independence of Odak. As noted above, Section 7.44(b)(2) requires that the SLC consist of “2 or more independent directors.”

In his affidavit filed in support of the SLC’s motion to dismiss, Daly denied having any relationship which might impair his independence and denied being subject to a controlling influence of anyone with a material pecuniary interest in the transactions and conduct at issue in this action which might impair his independence. [FN50] The SLC’s factual submissions and argument that Daly is independent focus upon Daly’s illustrious history with Baystate Health Systems (BHS). [FN51]

FN50. Daly recited in his affidavit that he has no “business, financial or familial relationships with Mr. Smith and/or the Company beyond receipt of standard board compensation and compensation for my service as a member of the SLC that would reasonably be expected to affect my judgment as a member of the SLC in a manner adverse to the Company ... Neither I, nor any person with whom I have a business, financial or familial relationship has any material pecuniary interest in the transactions and conduct alleged to give rise to this action such that my judgment as a member of the SLC would be affected in a manner adverse to the Company ... I am not subject to a controlling influence by any of the named Defendants or anyone else who has a material pecuniary interest in the transactions or conduct alleged to give rise to the derivative claims that could reasonably be expected to affect my judgment as a member of the SLC with respect to the transactions or conduct in a manner adverse to the Company.”

FN51. From December 1981 until December 2003, Daly was the president and CEO of BHS, and from January of 2004 to December of 2005 he was its vice chairman. Daly is also currently a director, and previously was chairman of the board, of BHS Insurance Company Limited, which writes group health insurance contracts and which pays money to Baystate Medical Center and other organizations for medical services.

Daly’s role in Friendly falls within each of the three types of circumstances listed in G.L.c. 156D, s.7.44(c), none of which by itself suffices to label Daly as not independent: Daly was invited to the Board by Smith, Daly is named in the proposed complaint and as a person against whom Blake demanded action in his second demand letter, and Daly approved of the acts or transactions challenged by Blake in the proposed and current complaint, although there is no direct evidence (nor does the plaintiff contend) that they resulted in personal benefits to Daly. See G.L.c. 156D, s.7.44(c) ; Kaplan v.. Wyatt, 499 A.2d at 1189.

Several of the factors in the totality of circumstances test do not impugn Daly’s independence. Nothing indicates that Daly had significant business, economic, personal, family or social dealings with Friendly or the other individuals named in the proposed complaint. The plaintiff points to a recent revelation that Friendly employees in the Springfield area must use BHS or Baystate Medical Center for medical care, but there is no evidence that Daly was personally involved in imposing that requirement or that he has benefited in any way from this arrangement. See Kaplan v. Wyatt, 499 A.2d at 1189 (director’s association with businesses that transact with the corporation being sued does not, by itself, establish a lack of director’s independence). Smith’s invitation to Daly to join the Board does not demonstrate Daly’s bias in favor of Smith or support an inference that Daly would not faithfully discharge his fiduciary duty to Friendly’s shareholders. See In re Oracle Securities Litigation, 852 F.Sup. at 1441-42; Aronson v. Lewis, 473 A.2d at 816 (director’s method of election does not touch on independence). Further supporting a finding of independence of the SLC is its retention of counsel-- Wilmer Cutler--which has not previously represented Friendly or any of the individual defendants. Finally, on its face, Daly’s compensation in the form of stock options, $10,000 for his membership on the SLC, his annual compensation of approximately $30,000 as a director, additional annual payments of approximately $7,875 for attending Board meetings, plus $1,500 for membership on the Audit Committee, while far from de minimis, has not been shown to be beyond the norm so as to demonstrate, by itself, a lack of independence.

At first glance, Daly appears to meet many of the requirements for independence. Consideration of other factors, however, highlights the level of Daly’s involvement in conduct which Blake alleges amounts to a breach of fiduciary duty and establishes that he is more than a merely nominal defendant in the proposed complaint. Daly has been a member of Friendly’s largely static, relatively small, five-member Board and on its Audit Committee, Compensation Committee, and Nominating Committee since the November 1997 IPO. As a member of the 2002 Special Committee, Daly was asked to investigate Blake’s allegations that Smith improperly used Friendly funds to pay toward cost of the Illinois office and the Learjet for the direct or indirect benefit of Smith and/or TRC. That investigation therefore implicated Daly’s oversight duties on the Audit Committee, the Compensation Committee, and the Nominating Committee. Daly’s responsibilities on these committees, his decisions as a Board member with respect to the transactions in question, and his passive, largely nonresponsive role on the 2002 Special Committee render his involvement in conduct which Blake alleges to be a breach of his fiduciary duty substantial and direct, rather than merely nominal or pro forma. Contrast In re Oracle Securities Litigation, 852 F.Sup. at 1441 (special litigation committee member who was not a member of board of directors when alleged wrongdoing occurred was independent); Kaplan v. Wyatt, 499 A.2d at 1189 (there was no evidence of a lack of independence of director who abstained from voting on transaction in question).

Daly’s deposition testimony taken in 2004 reveals that neither he nor other members of the 2002 Special Committee sought adequate information or documentation about the Learjet cost-sharing arrangements between TRC and Friendly, even though Blake’s demand raised a red flag which ought to have triggered a meaningful inquiry into the propriety of these payments. Daly did not think it was necessary to find out if there was a contract requiring Friendly to pay TRC toward the Learjet costs. [FN52] Daly further testified that this was never even an issue considered by the Audit Committee or the Compensation Committee, and that he had no reason to doubt the contents of Parker’s superficial report to the 2002 Special Committee. [FN53] Similarly, as a member of the Audit Committee responsible for overseeing Friendly’s financial controls and procedures, Daly failed to detect or correct the comptroller’s payments of large sums over the course of several years for the Learjet without underlying invoices or other sufficient documentation for fixed and variable costs. This is in stark contrast to Daly’s testimony that the Audit Committee and the entire Board reviewed related party transactions with much greater care than normal business activities. [FN54]

FN52. Daly dep. p. 65.

FN53. DaIy dep. pp. 77-78. In his deposition on August 11, 2004, Daly claimed that what he knew about the corporate aircraft arrangement was presented to him in Parker’s three-page memorandum dated June 26, 2002. Daly dep. p. 43. Daly denied knowing when the change in aircraft occurred or that the change was discussed at a Board meeting before the plaintiff made an issue of it. Daly dep. pp. 45-47.

FN54. Daly dep. pp. 149-50.

Other examples of Daly’s ignorance abound. Daly testified that he was unaware of what Estlin did for Friendly or that Smith owned 70% of TRC. When asked whether it would have been good for Friendly and bad for TRC if Friendly could have obtained the corporate aircraft by paying TRC less than it had, Daly replied, “I don’t know that.” [FN55] Equally ludicrous is Daly’s denial in his deposition that under some circumstances, Friendly payments to TRC could benefit Smith or TRC. [FN56]

FN55. Daly dep. pp. 76-77.

FN56. Daly dep. p. 81.

Daly was sure of one thing: his reliance upon arrangements made by Friendly’s management, including Smith. When asked, “What precautions were taken in this case to make sure that the jet transactions were consistent with the market?” Daly replied,

“I don’t know. If you have confidence in your management--and I am not just speaking of Mr. Smith, I’m talking about the entire senior team--there is no reason to question that the arrangements made were not in the best interest of the company and I have such confidence in the management of this organization.”

When asked if he continued to have that confidence when he was functioning as a member of the 2002 Special Committee, Daly answered, “Absolutely. This is a senior management team with senior executives who have earned my respect.” Daly’s belief that there was no reason to question the propriety of the aircraft cost-sharing arrangement, even when tasked with investigating it as a member of the 2002 Special Committee, establishes that he was not able to evaluate Blake’s claims impartially at least between 2002 and 2004, when he gave this testimony.

A director must be reasonably informed, which means that he or she is “responsible for considering only material facts that are reasonably available, not those that are immaterial or out of the Board’s reasonable reach.” Brehm v. Eisner, 746 A.2d at 259. [FN57]

FN57. “All corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors ...” G.L.c. 156D, s.8.01(b).

“In discharging his duties, a director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports, or statements ... if prepared or presented by ... (1) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; (2) legal counsel, public accountants, or other persons retained by the corporation as to matters involving skills or expertise the director reasonably believes are matters (i) within the particular person’s professional or expert competence or (ii) as to which the particular person merits confidence; or (3) a committee of the board of directors of which the director is not a member if the director reasonably believes the committee merits confidence ...”

G.L.c. 156D, s.8.30(b) (emphasis supplied). See also Juergens v. Venture Capital Corp., 1 Mass.App.Ct. 274, 278 (1973) (it is the duty of directors to keep themselves informed about the conduct of the business).

“While directors may confer, debate, resolve their differences through compromise, or by reasonable reliance upon the expertise of their colleagues and other qualified persons, the end result, nonetheless, must be that each director has brought his or her own informed business judgment to bear with specificity upon the corporate merits of the issues without regard for or succumbing to influences which convert an otherwise valid business decision into a faithless act.”

Aronson v. Lewis, 473 A.2d at 816. See also Kaplan v. Wyatt, 499 A.2d at 1189 (“it is the care, attention and sense of individual responsibility to the performance of one’s duties that touch on independence”).

Despite his duty as a director to oversee the business affairs and management of Friendly, and his obligations as a member of the 2002 Special Committee, the Audit Committee, the Compensation Committee, and the Nominating Committee, Daly remained oblivious and failed to apprise himself of reasonably available, material facts regarding the transactions in question. This record fails to show that Daly exercised meaningful oversight in any of these various capacities, for most of which he received compensation. At a bare minimum, Daly ought to have realized from a cursory review of Parker’s three-page memorandum to the 2002 Special Committee that the “investigation” to that committee regarding Blake’s claims was largely devoid of critical analysis and impaired by obvious significant gaps in the documentation. Furthermore, a reasonable director would have questioned whether or not his reliance upon Parker was warranted, in light of the shallow nature of Parker’s memorandum and Smith’s role in recommending to the Board whether or not Parker would receive a bonus. Daly’s unreasonable and unwarranted reliance upon what he was or was not told by Parker, Smith, Okscin; and/or Friendly’s management invites skepticism with respect to his claimed ignorance of or indifference toward the alleged improprieties and casts serious doubt on his ability to be independent in assessing Blake’s claims. See Beam ex rel. Martha Stewart Omnimedia, Inc. v. Stewart, 845 A.2d at 1051.

Moreover, as a member of the SLC investigating Blake’s expanded allegations that, inter alia, the directors breached their fiduciary duty by condoning and ignoring the improper conduct, Daly was essentially being asked to evaluate his own conduct on the Board, its committees, and as a member of the 2002 Special Committee . [FN58] Because Daly was substantially and personally involved in the conduct challenged by Blake he may face personal liability for breach of fiduciary duty as alleged in the proposed complaint. See Allied Freightways, Inc. v. Cholfin, 325 Mass. 630, 634 (1950) (“A director of a corporation cannot avoid liability for losses sustained by the wrongful conduct of corporate officers by showing that he had abandoned his duties as director or that his ignorance of such conduct was due to what amounted to wilful neglect of his duties”). In all these circumstances, it is far from clear that Daly was in a position to have objectively assessed Blake’s demands or to have based his decision as an SLC member on the merits of the issues rather than on extraneous considerations or influences, such as concern about his own liability, a dynamic of group loyalty geared toward insulating other members of the Board from liability, and/or an improperly deferential relationship to Smith, Parker, Okscin, and others in dereliction of his duties.

FN58. The SLC argues strenuously that because Blake did not challenge Daly’s independence as a member of the 2002 Special Committee, he cannot do so now plausibly. What the SLC ignores is that the conduct of the 2002 Special Committee is being attacked in Blake’s proposed amended complaint. Daly’s independence before the creation of the 2002 Special Committee could only be challenged on the ground that Daly, as a director and member of some Board committees, approved of payments for the Learjet and Illinois office. In contrast, the current independence assessment takes into account Daly’s role on the 2002 Special Committee and as a director acting on that committee’s recommendation.

The SLC has failed to show Daly’s independence. Because the SLC was not comprised of “two or more independent directors” as required by G.L.c. 156D, s.7.44(b)(2), it was improperly constituted, not independent and lacked authority to render a valid determination as to whether or not to maintain the derivative proceeding. See Houle v. Low, 407 Mass. at 824. Accordingly, the SLC’s motion to dismiss fails.

B.	Whether the SLC Was Appointed By a Majority of Independent Directors

Nonetheless, the Court turns to consider another aspect of the validity of the SLC; whether it was appointed by a majority vote of independent directors as required by G.L.c. 156D, s.7.44(b)(2). With Daly’s status settled, at issue is the independence or lack thereof of Ezzes and Manning, since all parties agree that Smith is not independent and Odak is.

1.	Ezzes

Ezzes is a financial expert, securities analyst, and has been a financial advisor and managing director for numerous financial services firms and other entities. He is hailed by Manning as an “extremely sophisticated financial guy, [with a] financial mind.” From 1991 until sometime in 1998 or 1999, Ezzes was a member of the Board of Directors of Perkins, the Perkins Management Corporation, and TRC. [FN59] From 1998 to October 1999, Ezzes was a managing director of S.G. Cowen, a subsidiary of Societe Generale, an international financial services institution. In 1997, Societe Generale was one of three co-managers in the 1997 Friendly IPO.

FN59. Ezzes could not recall at his deposition in February of 2005 how long he served on the TRC board, but instead responded, “I served on the TRC board for a period of time. I’m not sure of the exact dates.” Although Ezzes originally denied being on the board of directors of TRC or Perkins in 1999, he later testified that he did not recall whether or not he was on either of those boards in August of 1999 when it voted to upgrade the corporate aircraft. In his affidavit filed in January of 2006, Ezzes stated that his service on all boards affiliated with Perkins ceased in 1998.

Ezzes first was a director of Friendly from 1991-1992, and rejoined the Board in 1995 at the request of Don Cameron, who had taken Ezzes’s place on the Board. [FN60] Ezzes has been a director of Friendly continuously since 1995.

FN60. Ezzes dep. p. 10-11; Ezzes affid, p. 9.

Ezzes’s deposition testimony, given on February 1, 2005, was marked by evasion, surliness, and memory loss. [FN61] When asked whether at any time the Audit Committee had discussed or reviewed related party transactions between Friendly and TRC or Perkins, Ezzes eventually disclosed that the Audit Committee had discussed the fact that there are purchases between these companies involving ice cream and pancake mix and that it involves a “fairly de minimis” amount of money. The SLC concedes that Friendly paid TRC or Perkins at least $4.4 million from 1998 trough 2004. [FN62] Ezzes denied that the Audit Committee had ever discussed the corporate aircraft or management fees, and stated that the aircraft issue had been raised only at meetings of the full Board.

FN61. For example, when asked whether Friendly was paying management fees to TRC, Ezzes replied that he could not answer the question without a definition of management fees, despite his roles as a director at both Friendly and TRC when in March of 1996 the two companies purportedly entered the management fee agreement (which appears to have been the sole management fee agreement known to the Friendly directors), and his membership on the Audit Committee.

FN62. The SLC earlier calculated the total to be $5,389,000, based upon Friendly’s Annual Reports (Forms 10-K) filed for the years in question.

Ezzes testified that in deciding as a director of Friendly to dispose of the Beechjet and to acquire the Learjet, it was not relevant to him to know the extent of Smith’s ownership interest in TRC or Perkins and that he was unaware of this information at any time. [FN63] Ezzes voted as a Board member to pay an amount not to exceed $900,000 to terminate what he believed was an obligation under an aircraft reimbursement agreement. When asked for the basis of this belief, Ezzes replied that it is not a director’s obligation to examine every contract entered into by the corporation, and that the Board did not perform any more due diligence to determine whether Friendly had such an obligation than if it had to determine whether Friendly had an obligation to pay for butter or milk or trucks. [FN64] This contradicts Daly’s testimony that related party transactions received far more scrutiny by the entire Board as well as by the Audit Committee than normal business activities. [FN65] Ezzes testified that as a member of the 2002 Special Committee he did not discuss whether or not Smith’s use of the Learjet for commuting was a nonbusiness purpose. [FN66]

FN63. Ezzes dep. p. 56.

FN64. Ezzes dep. p. 83.

FN65. Daly dep. pp. 148-52.

FN66. Ezzes dep. p. 127.

When pressed on the issue of whether Smith would have an incentive to put TRC or Perkins first over Friendly if he owned more of TRC/Perkins than Friendly, Ezzes repeatedly attempted to dodge the questions by challenging their relevance and asserting his disagreement with the line of questions because, as Ezzes put it,

“You’re opining his professionalism ... You are besmirching his professionalism. I would say that you are going down the wrong road ... I do not believe Mr. Smith is anything other than the most utmost professional and he will spend whatever time he believes, based on his professionalism, at Friendly’s and/or Perkins.”

Ezzes testified that, as a member of the 2002 Special Committee, he and the other committee members used Parker as counsel because they trusted him, and that this did not raise an issue in Ezzes’s mind about whether Parker could be completely objective about claims of Smith’s misdeeds even though Smith was Parker’s immediate supervisor. [FN67]

FN67. Ezzes dep. p. 65.

When asked to describe the role of Estlin, Ezzes replied that he was either a consultant or an employee of Friendly’s and possibly Perkins, and that “he provided some type of consulting relationship to the firm.” Ezzes had met Estlin numerous times at Friendly Board meetings, and, as a Board member, approved of Friendly’s payments for Estlin’s salary, yet denied knowing anything more about Estlin. [FN68] This is difficult to square with Ezzes’s role as a 2002 Special Committee member responsible for assessing the merits of the plaintiff’s claims at that time, which in part questioned Friendly’s payment to TRC for Estlin’s salary as part of the Illinois office expenses.

FN68. Ezzes dep. pp. 78-79, 83.

Ezzes testified that he was not aware of the Board reviewing the terms of Friendly’s $55 million General Electric Capital mortgage, or whether the Board approved it, or even discussed the interest cost of that mortgage. [FN69] His deposition testimony was also that he did not know whether Friendly had a travel and entertainment policy, an ethics policy relating to Friendly officers, or who was responsible for enforcement of Friendly’s policy concerning related party transactions. [FN70]

FN69. Ezzes dep. pp. 179-80.

FN70. Ezzes dep. pp. 51-52, 59, 60.

Ezzes spent seven years on the Board and the Audit Committee, and was responsible as a 2002 Special Committee member for investigating Blake’s claims regarding the aircraft and office. Consequently, as a director who approved of many of the challenged transactions, and as one blamed in the plaintiff’s second demand letter and proposed amended complaint for engaging in conduct which inappropriately shields or benefits Smith and/or TRC in violation of his fiduciary duty, Ezzes’s direct involvement in the conduct and transactions at issue may render him personally liable to the corporation. See Allied Freightways, Inc. v. Cholfin, 325 Mass. at 634. Ezzes is not merely a nominal defendant in the proposed complaint and is an interested director.

In this context, Ezzes’s testimony portrays a stunning degree of ignorance, whether feigned or real, about the transactions material to the plaintiff’s allegations. As with Daly, Ezzes’s admission that he did not request or review basic documentation to support or negate Friendly’s significant and questionable payments in related party transactions, and his utmost confidence in Smith, can fairly be viewed as placing unreasonable and unwarranted reliance upon others, in an apparent abandonment of duty to inform himself of reasonably available material facts. See Brehm v. Eisner, 746 A .2d 259.

All these factors support an inference that Ezzes was subject to extraneous considerations and influences. The SLC has not presented facts establishing Ezzes’s independence as required by Section 7.44. See Aronson v. Lewis, 473 A.2d at 816; Einhorn v. Culea, 612 N.W.2d at 86.

2.	Manning

Manning has been on Friendly’s Board since November of 1997, at the invitation of Smith. Manning has not sat on the TRC board at any time. However, in or around October of 2004, Smith asked Manning to serve as a consultant to Perkins/TRC and to assist in the development of a marketing and advertising program, for $5,000 per day plus expenses. In his deposition on November 11, 2004, Manning testified that Smith asked him to serve as a marketing consultant to Perkins, and that Manning had reviewed Perkins’ advertising, visited Perkins’ restaurants in Orlando, and considered potential vendors, like art decorators, and that “I ... have been trying to come up with a strategy that would be useful.” [FN71] When asked “The amount of time you’ve devoted to it,” Manning replied, “I would say in total about three days.” Manning stated that his fee arrangement for his expertise is $5,000 a day plus expenses. [FN72] In his post-motion hearing affidavit signed January 2, 2006, however, Manning contradicted his earlier testimony and stated that he had only spent one day doing market consulting for Perkins and that he did not receive payment for his work in that capacity.

FN71. Manning dep. pp. 26-27.

FN72. Manning dep. pp. 27-28.

It is not necessary to consider the credibility of these apparently irreconcilable representations in order to assess Mainning’s independence in 2005, because his sworn statements, like those of Daly and Ezzes, depict a director who is largely oblivious to his obligations as a director, as well as the nature of the challenged transactions at the crux of this lawsuit. Manning testified at his deposition that he did not recall any discussion at Board meetings of related party transactions concerning management fees, shared employees other than Smith, real estate leases, or food purchases. Manning did recall a discussion at a Board meeting that Smith had an office in Illinois, but did not know that Friendly paid TRC for part of that office. [FN73]

FN73. Manning dep. p. 119.

Manning was not aware until his deposition in November of 2004 that Friendly was making payments to TRC toward the costs of the Learjet; Manning had assumed that Friendly was paying a share of those costs to the financing company. [FN74] Although Manning approved of Ezzes’s appointment to the 2002 Special Committee, he did not learn until late 2004 that Ezzes had been on TRC’s board for most of the 1990s. Even more startling is Manning’s testimony that he was unaware that Parker had played a role with respect to the 2002 Special Committee, or that it might have been inappropriate for Parker to have done so in light of his relationship to Smith. Manning explained,

FN74. Manning dep. p. 96.

“I had no knowledge nor really any interest in how the Committee was--I trusted the people to do their job. And I wasn’t concerned about the process. And I knew they would do [their job] without fear of favor, they got too much of their own lives at stake. So I knew whatever it was, they would say it.” [FN75]

FN75. Manning dep. p. 152.

This is particularly troubling because the 2002 Special Committee only had authority to make a recommendation to the Board regarding Blake’s claims, as Board members including Manning retained the authority and responsibility to decide, based upon informed business judgment, whether litigation of those claims was in Friendly’s best interests. Manning’s lack of concern in this respect and his failure to inform himself reasonably or adequately about material aspects of related party transactions, despite his lengthy tenure and obligation as a director to review these carefully, and despite Blake’s original demand and complaint flagging potential problems as to these issues, are at the heart of the plaintiff’s claims in the proposed amended complaint and potentially expose Manning to personal liability for breach of fiduciary duty. See Allied Freightways, Inc v. Cholfin, 325 Mass. at 634. Manning, like Daly and Ezzes, placed an unreasonable and unwarranted reliance upon others rather than undertaking any discernible oversight for which he was compensated. This lockstep loyalty approach to his responsibilities forecloses the conclusion on this record that Manning could be impartial regarding Blake’s allegations. These circumstances support an inference that Manning was not independent but subject to extraneous influences when he voted to appoint the SLC. [FN76]

FN76. The relatively small size of the Board and the interdependent functions of its committees may lend some credence to Blake’s theory of structural bias as described in Houle, and perhaps could explain the peculiar pattern of ignorance (or wall of silence) manifested by Manning, Daly and Ezzes in their deposition testimony taken prior to the SLC’s formation. It is ironic that the directors have ranked their performance as satisfactory when much of their deposition testimony evidences a lack of knowledge about material facts relating to Friendly’s major related party transactions reviewed by the 2002 Special Committee. Whether these circumstances point to a sustained or systemic failure by the Board to exercise adequate oversight of Friendly’s business and affairs is an issue which need not be reached at this juncture. Cf. In re Sonus Networks, Inc., 442 F.Sup.2d 281 (D.Mass.2006) (demand futility case).

The SLC has not shown that Daly, Manning or Ezzes were independent in 2005 when they (along with Odak) appointed the SLC in July of 2005 (or when the SLC issued its determination later in 2005). The statute plainly contemplates that the vote to create a special litigation committee be by a board which has more than one independent director; the three references to independent directors are all in the plural form. See G.L.c. 156D, s. 7-44(b)(2) (“a majority vote of a committee consisting of 2 or more independent directors appointed by a majority vote of independent directors present at a meeting of the board of directors, whether or not the independent directors constituted a quorum”). Here, only one member of the Board, Odak, is independent. Although he may constitute, by himself, a majority in the minute class of independent directors, it is doubtful that the drafters of s. 7.44 intended that a sole independent director could legitimately create an SLC under G.L.c. 156D, s.7.44(b)(2). [FN77] Because only Odak qualifies as an independent director, the SLC was not appointed by a majority vote of independent directors as required by G.L.c. 156D, s.7.44(b)(2) . Consequently, the SLC’s motion to dismiss fails.

FN77. Equally without merit for the same reason is the SLC’s newest argument, advanced in its post-hearing memoranda, that in the Board’s ratification meeting, the decision to dismiss the suit was also valid under G.L.c. 156D, s.7.44(b)(1), as it was by “a majority vote of independent directors present at a meeting of the board of directors.” The sole independent director, Odak, could not have met the quorum requirement of G.L.c. 156D, s.7.44(b)(1).

C.	Procedure in Appointing the SLC

At the motion hearing, I expressed concern that the Unanimous Written Consent purporting to create the SLC did not comport with the requirement in s.7.44(b)(2) that the SLC be appointed by a majority vote of independent directors present at a meeting of the board of directors. The plaintiff now, for the first time, challenges the constitution of the SLC on this basis, and the SLC acknowledges that the original appointment procedure was defective. [FN78]

FN78. The directors’ adoption of resolutions relating to the SLC purports to have been accomplished “by Unanimous Written Consent in accordance with Chapter 156B, s.59,” which until July 1, 2004, was the statute which authorized directors to take certain actions without a meeting if there were unanimous written consent. The new statute, G.L.c. 156D, s.8.21(a), reads in relevant part:

“Unless the articles of organization or bylaws provide that action required or permitted by this chapter to be taken by the directors may be taken only at a meeting, the action may be taken without a meeting if the action is taken by the unanimous consent of the members of the board of directors. The action must be evidenced by 1 or more consents describing the action taken, in writing, signed by each director ...”

In an effort to remedy this infirmity, the SLC reports that on February 1, 2006, at a special teleconferenced meeting of the Board, its “independent” members (identified in the document describing the vote as Daly, Ezzes, Manning and Odak) resolved to ratify, confirm and approve the “resolutions set forth in the Unanimous Written Consent of the Independent Directors of Friendly Ice Cream Corporation dated as of July 14, 2005, pertaining to a Special Litigation Committee ...”

Telephonic conferences can satisfy the requirement that the vote take place while the directors are present at a meeting of the board of directors, so long as the articles of corporation or bylaws do not provide otherwise. See G.L.c. 156D, s.8.20(b). [FN79] Even assuming without deciding for present purposes that Massachusetts law recognizes the principle of ratification in this context, [FN80] the SLC has not shown that the attempted ratification was valid.

FN79. General Laws c. 156D, s.8.20(b), reads in relevant part, Unless the articles of organization or bylaws provide otherwise, the board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all the directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is considered to be present in person at the meeting.

FN80. The SLC’s blanket assertion that “directors can ratify any prior action taken” precedes a string of cites to cases which are either not authoritative or inapposite, along with a deceptively incomplete quotation from 18B Am.Jur.2d Corporations s.1424 (2004).

“The test of the effectiveness of the ratification of an unauthorized act of an officer or officers of a corporation is whether the corporation or its board of directors making the ratification could in the first instance have authorized such an act. For example, if there is no power to make a contract there can be no power to ratify it.”

Boyce v. Chemical Plastics, Inc., 175 F.2d 839, 842 (8th Cir.1949). See also 18B Am.Jur.2d Corporations s.1419 (2004) (“Moreover, the act must be one that is capable of ratification, and those through whom the ratification is to be accomplished must have the power to effect such a ratification”).

Here, the glaring defect in both the ratification and the consent it purported to cure remains, as discussed above, that a majority of the independent directors did not vote to appoint the SLC as required by Section 7.44(b)(2). The invalid appointment of the SLC precludes allowance of the SLC’s motion to dismiss. [FN81]

FN81. The statutory framework undercuts the SLC’s oral argument that an improperly constituted SLC results only in shifting to the SLC the burden of proving that it determined not to maintain the derivative action in good faith after a reasonable inquiry. See 1/20/06 Hearing Transcript p. 32. The SLC confuses two separate issues laid out in the statute. Section 7.44(b)(2) requires for the proper constitution of the SLC that it be appointed by a majority vote of independent directors present at a meeting of the board of directors. It does not require that a majority of the entire board be independent in order for there to be a valid SLC. In contrast, Section 7.44(d), which allocates the parties’ burdens regarding the reasonableness and good faith of the SLC’s inquiry, focuses upon “whether a majority of the board of directors was independent at the time of the determination by the independent directors.” Thus, there is no support in the statutory language for the SLC’s argument that the appointment of a special litigation committee by a majority vote of independent directors automatically entitles the special litigation committee to the business judgment rule. See 1/20/06 Hearing Transcript p. 77.

V.	Assessment of Good Faith and Reasonableness of SLC’s Inquiry

Assuming only for the sake of argument that the impaired constitution of the SLC does not mandate denial of the SLC’s motion to dismiss, the lack of independence of the majority of the Board which appointed the SLC at a minimum results in the SLC bearing the burden of proving that its determination was in good faith and after a reasonable inquiry upon which its conclusions were based. See s.7 .44(a), (e). The SLC cannot meet this burden because it failed to conduct a thorough and careful analysis regarding Blake’s claims.

In general, the SLC Report is missing adequate supporting documentation. Blake points out that neither the SLC Report nor the Huron Report includes an attestation to the accuracy of their contents. This is significant because the SLC Report contains numerous conclusory assertions attempting to justify questionable payments, yet often fails to cite to any specific source for verification of its conclusions. [FN82]

FN82. Several attachments to the SLC Report, such as the table listing Friendly’s share of costs purportedly related to the Illinois office (or management fees) and describing Estlin’s role, in exhibit F to the SLC Report, do not identify sources for the information contained therein or provide any form of supporting documentation for the figures.

Likewise, the SLC attempts to justify the Board’s $112,500 credit to TICC, owned by Smith’s sons, by citing to the Huron Report at page 27, which in turn states (without attestation or other documentation apart from a chart generated by Friendly) that Friendly’s treatment of TICC was consistent with its treatment of other franchisees. The soundness of this conclusion is further debilitated by the figures presented by Huron, which indicate that by far, Friendly’s largest refund or credit was issued to TICC, with the next largest combined amount of refunds and credits being $77,500, according to a chart generated by Friendly but otherwise lacking verification.

Attached to the SLC Report is a list of fourteen persons interviewed in preparation for the report, real estate statements and correspondence from General Electric to Friendly, and a 33-page report by Huron (the Huron Report), which in turn has 3 pages of exhibits. The list of interviewees consists mostly of current and former executives and directors of TRC and Friendly, and Friendly’s comptroller. The SLC notably did not elect to interview TRC’s former comptroller, McClellan, whose criticism of Smith and Estlin has fueled Blake’s cause. An examination of several major topics of the SLC Report confirms that the SLC’s investigation was so lacking in substance, scope and support as to raise serious questions about the good faith and reasonableness of the SLC’s inquiry.

A.	Learjet Costs

The SLC Report and the Huron Report, which the SLC Report refers to as an accounting report containing analysis, contribute no critical analysis of or even adequate reason for Friendly’s payments to TRC with respect to the costs of the Learjet. Because no written contract obligated Friendly to make such payments on what it treated as a ten-year payment obligation, the statute of frauds rendered the purported ten-year lease agreement unenforceable. See G.L.c. 259, s.1 (“No action shall be brought ... upon an agreement that is not to be performed within one year from the making thereof [ ] unless the ... agreement upon which such action is brought, or some memorandum or note thereof, is in writing and signed by the party to be charged therewith

...”). The Huron Report completely sidesteps the basis for Friendly’s payments to TRC for the fixed costs of the Learjet, while the SLC ignores the issue of enforceability, instead citing non-persuasively to a lengthy and repetitious series of non-authoritative and inapposite sources for the proposition that an implied-in-fact contract arose from the parties’ course of conduct.

Moreover, neither the SLC Report nor the Huron Report meaningfully addresses Blake’s claim that the fixed costs charged to Friendly were not reasonably paid, allocated or determined. This is problematic not just because of the drop in total business use of the Learjet by TRC and Friendly from 54% in 2000 to 28% in 2001 to 18% in 2002, but also because the bills to Friendly for fixed costs were not supported by documentation for fixed costs actually incurred. Rather than evaluating, as it was required to do, whether the fixed costs were reasonably and legitimately chargeable to Friendly (putting aside for the moment the question of the enforceability of an implied-in-fact ten-year aircraft reimbursement agreement), the SLC simply reported that Friendly paid these bills.

Likewise, the SLC has failed to justify Friendly’s payments for variable costs without even minimal documentation such as representative receipts for fuel, maintenance, parking and other costs. Its conclusion that Friendly should, in the future, review the adequacy of its policies and procedures regarding documentation provided prior to the payment of invoices “is too little too late” does not seriously address the issues before the SLC. Another indicia of the shallowness of the reports by the SLC and Huron is that they offer no explanation for why Friendly was charged for maintenance flights under both categories of variable and fixed costs.

The SLC Report condones Friendly’s treatment of flights carrying Smith between airports near his residences and Friendly headquarters in Massachusetts, including flights with a stopover of less than one hour, as business flights up until sometime in 2002. The SLC does not, however, provide an adequate justification for this position, since (1) it is far from clear that the Illinois office, which operated as a convenience to Smith and closed when he moved his residence to Florida, rendered these flights as between one Friendly office to another; and (2) IRS guidelines and the Ernst & Young study for TRC at least raise a significant issue as to whether under tax and accounting principles these flights were for commutes not properly chargeable to Friendly. The SLC’s perfunctory treatment of the Learjet costs paid by Friendly falls far short of a reasonable inquiry into Blake’s claims.

B.	Foxtail Purchases and Joint Vendor Agreements

Friendly’s purchasing department negotiates and pays for $240 million worth of goods per year, determining which products to buy based upon costs and quality specifications from competing vendors. [FN83] From 1997 to 2004, Friendly paid a total of between $4,400,000 and $5,389,000 to purchase food products from Foxtail, including pancake mix, frozen muffins, cakes, cookie clusters and compotes. The SLC has not produced evidence that Friendly’s purchase of these products resulted from a competitive bidding process or that the Foxtail products were determined to be superior based upon a review or other testing. The SLC makes the bare assertion that Bill Fraser, Friendly’s former Vice President of Purchasing, reported that he had negotiated a better price on Foxtail’s pancake mix than with Friendly’s previous vendor.

FN83. Okscin dep. p. 199.

The SLC Report states that, “Internal Foxtail Foods pricing grids suggest that the price that Friendly paid for Foxtail Food products was lower than the price paid by non-affiliated third-party purchasers.”This conclusion is wholly unsupported; the portions of these reports stamped “redacted” omit data permitting a comparative analysis of the prices charged by Foxtail to Perkins, Friendly, and third-party customers. [FN84] The value of the report is further diminished by the facts that Huron only reviewed invoices received by Friendly from Foxtail related to Friendly’s purchase of pancake mix in 2004 and 2005, not for any other years or other products, and that between 1998 and 2004, Friendly dramatically decreased its food purchases from Foxtail from $945,000 to $340,000. [FN85]

FN84. Next to the column of years from 2001 through 2004, the price columns for the three purchasers are blank, as is another portion of the text below the table.

FN85. Huron Report, p. 14.

There is no documentation to confirm independently the “analysis provided by” Smith’s attorney, Lee Abrams, regarding the prices charged by Foxtail to Friendly and Perkins. Similarly unsubstantiated is SLC’s crediting the opinion by Fraser at some unspecified time that Friendly and Perkins “collectively saved $6-7 million per year by leveraging their purchasing volume with common vendors.” [FN86] The highly restricted scope of data presented in the SLC Report and the Huron Report belies the SLC’s argument that its conclusions regarding the Foxtail purchases and joint vendor agreements were grounded upon a reasonable, careful or thorough inquiry.

FN86. SLC Report p. 15.

C.	Management Fees

The unsigned and undated management fee letter agreement cited by the SLC as binding Friendly to pay such fees to TRC is riddled with problems. It does not describe the nature of the services covered by the agreement or how TRC and Friendly would allocate shared expenses. [FN87] It does not mention that Friendly would pay TRC for any portion of Smith’s salary or benefits, the costs of the Illinois office and secretary, or Estlin’s salary.

FN87. See exhibit 2 to Huron Report.

Despite the thin evidence of Friendly’s obligation to pay these fees, and in light of SLC’s and Huron’s task to analyze this and other related party transactions, the reports’ discussion of management fees is devoid of analysis as to the propriety of paying and disclosing the payment of those fees. Regarding Estlin’s salary, the SLC makes the following conclusory statements:

“Our review of the services he provided to Friendly confirms that the Company received value for its payment of the management fee with respect to Mr. Estlin, who provided insurance, internal audit and treasurer services for Friendly. He also served as Friendly’s acting Chief Financial Officer in late 1998 while the Company was looking for a replacement for a previous Chief Financial Officer who had left the Company.” [FN88]

FN88. SLC Report p. 20.

In this context, where the value of Estlin’s services and his role are directly in question, these statements by the SLC are so vague as to be meaningless and are entirely unsubstantiated.

For example, the Huron Report notes that its summary of the net management fees paid by Friendly to TRC from 1998 through 2004 is based upon “information received from the Company.” The specific basis or source for that information is not identified, and the SLC acknowledges in its report that Friendly did not receive Estlin’s W-2 forms documenting Friendly’s and TRC’s payments to Estlin. [FN89] Moreover, Huron does not offer any additional information about Estlin’s services to Friendly, but simply reports that Friendly reimbursed TRC for 50% of Estlin’s salary and fringe benefits. [FN90] There is not a shred of documentation in the Huron Report or anywhere in the record to substantiate the SLC’s representations about Estlin’s services for Friendly, nor does the SLC attempt to quantify meaningfully (independently of the reported salary amounts) the value of Estlin’s services.

FN89. SLC Report p. 20 n. 52.

FN90. Huron Report p. 21.

Although on their face, the amounts paid to TRC for management fees are not shocking, fundamental questions as to the legitimacy of these expenses remain unanswered, apart from superficial, unsupported conclusions by the SLC and Huron. The SLC failed to conduct a minimally reasonable inquiry into Friendly’s payment of the costs purportedly related to the Illinois office and/or management fees.

Viewed together, all of these inadequacies in the SLC’s investigation and report regarding Friendly’s payments for the Learjet, Foxtail products and joint vendor agreements, and management fees persuade me that the SLC’s conclusions and determination not to pursue Blake’s claims are not grounded upon a reasonable, good faith inquiry.

ORDER

For all the foregoing reasons, it is hereby ORDERED that the Special Litigation Committee’s motion to dismiss is DENIED. It is further ORDERED that the plaintiff’s motion to reconsider is ALLOWED and that the plaintiff’s motion to amend complaint is ALLOWED.

SCHEDULING

The plaintiff shall perfect service of the amended complaint on the defendants on or before June 9, 2006. The responsive pleadings shall be filed on or before June 30, 2006. The parties shall appear for a scheduling conference on Friday, July 14, 2006, in the Berkshire Superior Court, at 2:00 p.m. The purpose of the conference will be to review all discovery requests, identify potential motions and consider possible trial dates. In this regard, the parties shall submit to the court (filed in Hampden with a copy to Berkshire) on or before July 1 a joint schedule to complete any remaining discovery, identify any anticipated motions and identify any issues that should be addressed. Should the attorneys be unavailable for the July 14th conference, a mutually convenient date in July shall be agreed upon with the Clerk to reschedule the conference.

John A. Agostini Associate Justice Superior Court

Dated: May 24th, 2006

HAMPDEN COUNTY

SUPERIOR COURT

FILED AUGUST 24, 2006

______________________

Clerk-Magistrate

COMMONWEALTH OF MASSACHUSETTS

HAMPDEN, ss.	SUPERIOR COURT CIVIL NO. 03-0003

S. PRESTLEY BLAKE
v FRIENDLY ICE CREAM CORPORATION and others [FN1]

FN1. Donald N. Smith, individually and as Chairman of Friendly Ice Cream Corporation’s Board of Directors; the Restaurant Company, The Restaurant Holding Corporation, TRC Realty, LLC, and Steven L. Ezzes, Charles A. Ledsinger, Jr., Michael J. Daly, and Burton J. Manning as members of Friendly Ice Cream Corporation’s Board of Directors.

MEMORANDUM OF DECISION AND ORDER ON SPECIAL LITIGATION
COMMITTEE’S MOTION FOR RECONSIDERATION OR, IN THE ALTERNATIVE, TO
REPORT CASE TO THE APPEALS COURT

The SLC’s arguments for reconsideration essentially repeat those set out in its motion to dismiss. [FN2] The following is not intended to alter my ruling on that motion, but only to respond to certain aspects of the motion for reconsideration meriting additional comments.

FN2. The request for a hearing on this motion is denied.

1.	Independence Standard

The SLC first asserts that the Court has applied the wrong independence standard and that “none of the traditional indicia of lack of independence apply to Mr. Daly.” The SLC refers to the lack of evidence that Daly had a personal financial interest in the challenged transactions and the lack of direct evidence that Daly’s social or business relationships with other directors caused him to make corporate decisions without being adequately informed. The SLC advocates an independence assessment restricted to the question of whether or not Daly’s relationships with Smith, other directors, management, or the corporation show their dominion or control over Daly. [FN3] Consistent with that position, the SLC also wants the Court to disregard evidence permitting an inference that Daly did not exercise valid, informed business judgment in making decisions on relevant corporate transactions and in recommending to the Board, as a member of the 2002 Special Committee, the rejection of Blake’s first demand letter.

FN3. The SLC’s version of the independence standard on a motion to dismiss by an SLC has been strongly criticized by more than one court In Oracle Corporation Derivative Litigation, 824 A.2d 917, 937-938 (Del. Ch.2003), the court opined, “[I]n my view, an emphasis on 'domination and control’ would serve only to fetishize much-parroted language, at the cost of denuding the independence inquiry of its intellectual integrity.... Delaware law should not be based on a reductionist view of human nature that simplifies human motivations on the lines of the least sophisticated notions of the law and economics movement.”

Without the benefit of Massachusetts appellate case law elucidating the standard for independence under G.L. c. 156D, s.7.44, and cognizant that this statute articulates new terms and procedures for disposing of motions to dismiss derivative actions, the Court looks for guidance on this point to other courts’interpretations of analogous statutes. Prior to the enactment of G.L. c. 156D, s.7.42 & 7.44, the independence inquiry was triggered by motions to dismiss brought in one of two general procedural postures: (1) where the plaintiff failed to make pre-suit demand (demand futility cases), and (2) where the plaintiff made pre-suit demand but directors or a Special Litigation Committee (SLC) refused the demand (demand refused cases). [FN4] To date, it appears that no courts have decided whether the substantive standard of independence in an SLC case (or other type of demand refused case) differs from that in a demand futility case. See Beam v. Stewart, 845 A.2d 1040, 1055 (Del.2004). In either scenario, “[i]ndependence is a fact-specific determination made in the context of a particular case .” Id. at 1049 (demand futility case). See also In re Oracle Corporation Derivative Litigation, 824 A.2d 917, 941 (Del. Ch.2003) (Delaware approach to inquiry of SLC’s independence is contextual and takes into account all the circumstances).

FN4. Because G.L. c. 156D, s.7.42, requires shareholders commencing a derivative proceeding to make written demand upon the corporation, the pre-suit demand independence inquiry for actions brought after July 1, 2004, no longer occurs.

Courts conducting an independence analysis of SLC members employ the “totality of the circumstances” test, which calls for an examination of not just the SLC members’ relationships with other directors and the corporation, but also factors including but not limited to the size of the SLC and whether the manner in which the SLC proceeded was bound to be biased in favor of terminating the litigation. [FN5] See, e.g., Johnson v. Hui, 811 F.Supp. 479, 486 (N.D.Cal.1991); In re Oracle Securities Litigation, 852 F.Supp. 1437, 1441 (N.D.Cal.1994) (“Whether a special litigation committee’s decision to terminate derivative litigation is independent or not depends upon the 'totality of the circumstances” '); Strougo v. Bassini, 112 F.Supp.2d 355, 362 (S.D.N.Y.2000); In re Oracle Corporation Derivative Litigation, 824 A.2d at 941 (Delaware courts test independence of SLC by taking into account all the circumstances). Nothing in the case law relied upon by the SLC or elsewhere supports the myopic argument that a director’s independence as an SLC member can or should be gauged without considering among the totality of circumstances his or her record of using or failing to use informed business judgment. [FN6]

FN5. The information available in considering the independence of SLC members is generally greater due to the opportunity for limited discovery, in contrast to the

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demand futility context, in which independence analysis is (or was, by most courts) confined to the particularized allegations of the plaintiff’s complaint. See Beam v. Stewart, 845 A.2d at 1955. The court in Beam noted, “As a practical matter, the procedural distinction relating to the diametrically opposed burdens [of proof on the plaintiff in a demand futility case and on the SLC in an SLC case] and the availability of discovery into independence [in the SLC context] may be outcome determinative on the issue of independence. Moreover, because the members of an SLC are vested with enormous power to seek dismissal of a derivative suit brought against their director-colleagues in a setting where presuit demand is already excused, the Court ... must exercise careful oversight of the bona fides of the SLC and its process.” 845 A.2d at 1955.

The comments by the Beam court regarding the burdens of proof and discovery opportunities in the two types of motions to dismiss do not reflect practices in Massachusetts in litigation predating G.L. c. 156D. In Harhen v. Brown, 431 Mass. 838 (2000), a demand refused case, the court determined whether the directors were independent based upon the sufficiency of the plaintiff’s allegations in her complaint rather than upon discovery. See id. at 839, 845-846. In contrast, in another case not based upon the current statute, a trial judge considering directors’ disinterestedness in a demand futility case permitted discovery, conducted an evidentiary hearing, and determined the directors’ disinterestedness on that record, while assuming, without deciding, that the directors bore the burden of proving their disinterestedness. See Demoulas v. Demoulas Supermarkets, Inc., 2006 WL 2057476, *3-4 (Mass.App.Ct. July 25, 2006) (this Rule 1:28 unpublished decision is not cited here as authoritative for any point of law, but merely to describe procedures used--but not scrutinized on appeal--in shareholder derivative suits not governed by the current statute). As observed by other courts, the case law is not entirely free from ambiguity or inconsistent application. See In re Oracle Corp. Derivative Litigation, 824 A.2d at 939 (recognizing that Delaware courts have applied independence standards inconsistently).

FN6. The language relied upon by the SLC emphasizing the relationship aspect of the independence analysis is largely derived from cases involving a motion to dismiss for failure to make demand. See, e.g., Beam v. Stewart, 845 A.2d at 1052 (in demand futility cases, court determines whether plaintiff pled facts to create a reasonable doubt as to a director’s independence by alleging facts “that would support the inference that because of the nature of a relationship or additional circumstances other than the interested director’s stock ownership or voting power, the non-interested director would be more willing to risk his or her reputation than risk the relationship with the interested director”). Even in demand futility cases, however, the independence standard is not limited to direct evidence of overtly influential relationships, but rather recognizes the potential relevance of “other circumstances” which can impair a director’s independence. See id.; Aronson v. Lewis, 473 A.2d 805, 812 (Del.1984) (shareholder plaintiffs can only defeat a motion to dismiss for failure to make a demand by pleading with particularity facts creating a reasonable doubt that the directors are disinterested

3

and independent, or that the challenged transaction was otherwise the product of a valid exercise of business judgment).

The SLC cites Harhen v. Brown, 431 Mass. 838, 843 (2000), for the proposition that directors are independent if they “can exercise their business judgment in the best interests of the corporation, free from significant contrary personal interests and apart from the domination and control of those who are alleged to have participated in wrongdoing.” This quoted passage from Harhen explains the purpose of the distinction between interested and disinterested directors based upon the definition of “interested” in the American Law Institute Principles of Corporate Governance. Id. at 842-843. Comment I to G.L. c. 156D, s.7.44, explains, “Only the word 'independent’ has been used in s.7.44(b) because it is believed that this word necessarily also includes the requirement that a person have no interest in the transaction.” Neither s.7.44 or its comments suggest that the definition of an independent director is limited to the definition of “interested” in the Principles of Corporate Governance or that a director could qualify as independent if he or she were unable to exercise business judgment in the best interests of the corporation, regardless of an absence of direct evidence that specific relationships influenced the director’s decisions.

More importantly, regardless of whether the independence inquiry occurs in the SLC context or the demand futility context,

“At bottom, the question of independence turns on whether a director is, for any substantial reason, incapable of making a decision with only the best interests of the corporation in mind. That is, the Supreme Court cases ultimately focus on impartiality and objectivity.”

In re Oracle Corp. Derivative Litigation, 824 A.2d at 938 (emphasis added; noting that test of SLC’s independence is “wholly consistent with the teaching of Aronson” ). The Aronson court instructed that, “Independence means that a director’s decision is based on the corporate merits of the subject before the board rather than extraneous considerations or influences.” Aronson v. Lewis, 473 A.2d 805, 816 (Del.1984), overruled on other grounds, Brehm v. Eisner, 746 A.2d 244 (Del.2000). See also In re Veeco Instruments, Inc. Securities Litigation, 434 F.Supp.2d 267, 2006 WL 1650656, *5 (S.D.N.Y.2006) (same, in demand futility case). Therefore, the Court declines to confine the assessment of Daly’s independence to the identification of specific relationships directly and overtly demonstrating undue influence upon Daly, and instead, in the unusual circumstances of this case, considers among the pertinent “totality of circumstances” factors which can negate or reveal evidence bearing on the ultimate independence question of whether Daly was capable of basing his decisions on the corporate merits.

“Thus, as with the Aronson test, under the Rales test, directors’ independence can be implicated by particularly alleging that the directors’ execution of their duties is unduly influenced, manifesting ‘a direction of corporate conduct in such a way as to comport with the wishes or interests of the [person] doing the controlling.’ A lack of independence also can be indicated with facts that show that the majority is ‘beholden to’ directors who would be liable or for other reasons is unable to consider a demand on its merits, for directors’ discretion must be free from the influence of other interested persons.”

4

Shoen v. SAC Holding Corp., ___ P.3d ___, 2006 WL 1916868, *9 (Nev. July 13, 2006) (emphasis added).

There is ample evidence that Daly did not make informed decisions or exercise informed business judgment with respect to several significant transactions and Board decisions directly relevant to Blake’s claims, even after sitting on the 2002 Special Committee specifically charged with investigating them. The record permits an inference that Daly remained so poorly informed that his recommendation to the Board, as a member of the 2002 Special Committee, and his decisions as a member of the Board and the Audit Committee in those matters were not based upon their corporate merits, and therefore were not objective but based upon extraneous considerations. Cf. In re Enivid, Inc., ___ B.R. ___ 42, 2006 WL 1933807, *12 (Bankr.D.Mass. July 12, 2006) (concluding that it was reasonable to infer that directors lacked ability to consider transactions objectively because CEO and director withheld pertinent information from them).

Against that backdrop, Daly’s ability as a member of the SLC to evaluate impartially the claims in Blake’s most recently amended complaint is even more dubious. Blake asserts that Daly and other directors breached their fiduciary duty by “ignoring and condoning improper actions between Friendly, Smith and TRC, and by exercising their authority as directors to condone and cover up improper conduct,” such as in the conduct of the 2002 Special Committee and in paying aircraft costs after being told by Blake that Friendly had no obligation to pay them. These allegations of intentional misconduct can fairly be read to claim that Daly and other directors were improperly influenced by Smith, at least, in exercising their authority as directors. In light of Daly’s substantial and direct involvement in the challenged conduct and evidence that he previously failed to exercise informed business judgment in rendering decisions in these matters, as well as consideration of all the factors discussed in the decision on the motion to dismiss, I conclude that the SLC has not shown that Daly was impartial or able to consider the plaintiff’s demand on its merits. Daly’s deposition testimony, when viewed in the totality of circumstances, supports an inference that Daly was unduly influenced by Smith, if not also by certain other individuals in Friendly’s management and employ, due to “personal or other relationships.” See In re Oracle Corporation Derivative Litigation, 824 A.2d at 939. This is more than adequate to create a reasonable doubt about Daly’s independence. See In re Enivid, Inc., ___ B.R. ___, 2006 WL 1933807, *13 (Bankr.D.Mass. July 12, 2006) (director’s repeated declarations of loyalty and deference to another director and officer [Filipowski], his failure to challenge publicly Filipowski’s judgment in spite of disagreements between the two, indicated that director was dominated by Filipowski and permitted inference that director lacked independence in his duties). In sum, the SLC has failed to meet its burden of demonstrating Daly’s independence. The same independence standard set forth in my decision and discussed further here applies to Ezzes, Ledsinger, and Burton. [FN7]

FN7. The SLC wrote in page 9 of its memorandum in support of the motion to reconsider, “There is no requirement, as the Court misunderstands, that the independent directors comprise a majority of the board. The composition of the Board as a whole is relevant only to the burden of proof under the statute.” The SLC appears to have misread footnote 81 of the decision it challenges. That footnote reads in pertinent part, “Section 7.44(b)(2) requires for the proper constitution of the SLC that it be appointed by a majority vote of independent directors present at a meeting of the board of directors. It does not require that a

5

majority of the entire board be independent in order for there to be a valid SLC. In contrast, Section 7.44(d), which allocates the parties’ burdens regarding the reasonableness and good faith of the SLC’s inquiry, focuses upon 'whether a majority of the board of directors was independent at the time of the determination by the independent directors.’” As noted, this footnote corrected the SLC’s argument on this issue at the oral hearing.

2.	Personal Liability

In connection with the independence analysis, the SLC also takes issue with the conclusion that, “Because Daly was substantially and personally involved in the conduct challenged by Blake he may face personal liability for breach of fiduciary duty as alleged in the proposed complaint ... In all these circumstances [described in the previous pages in that decision], it is far from clear that Daly was [independent].” (Emphasis added). First, at the risk of belaboring the point, the determination that the SLC had failed to meet its burden of showing Daly’s independence does not rise and fall on one or two factors, but is based upon a consideration of the totality of the circumstances in this unique case. The factors weighing against Daly’s independence, even excluding, for the sake of argument only, questions about his personal liability, are sufficient to generate reasonable doubts about Daly’s independence to defeat the SLC’s motion.

The SLC is correct in pointing out that it is not enough that Daly may face personal liability, and that to qualify as a factor undermining independence, a director must face a substantial likelihood of liability. See Aronson v. Lewis, 473 A.2d at 815. The question of whether Daly faces a mere threat of liability or a substantial likelihood of liability is a close one, and calls for a more detailed look at the particularized allegations and materials pertinent to claims that Daly breached his fiduciary duty.

The fiduciary duty encompasses the duties of care (or attention), loyalty, and good faith. See In re Abbott Laboratories Derivative Shareholders Litigation, 325 F.3d 795, 808 (7th Cir.2003). The duty of care “consists of an obligation to act on an informed basis.” Shoen v. SAC Holding Corp., ___ P.3d ___, 2006 WL 1916868, *5 (Nev. July 13, 2006); In re Caremark Intern. Inc. Derivative Litigation, 698 A.2d 959, 967, 968 (1996) (“Where a director in fact exercises a good faith effort to be informed and to exercise appropriate judgment, he or she should be deemed to satisfy fully the duty of attention”).

“Section 8.30 ... defines the general standard of conduct for directors ... by focusing on the manner in which the director performs his duties, not the correctness of his decisions, and by emphasizing the decision-making process, not the decision itself.... A director is not liable for injury or damage caused by his decision ... if, in performing his duties he met the requirements of s.8.30.”

Introduction to Comments to G.L. c. 156D, s.8.30. See also In re Enivid, Inc., ___ B.R. ___, 2006 WL 1933807, *15 (Bankr.D.Mass. July 12, 2006) (whether court believes director made substantively wrong, stupid or even egregious decision “provides no ground for director liability, so long as the court determines that the process employed was either rational or employed in a good faith effort to advance corporate interests”).

6

To meet the burden of showing a substantial likelihood of liability for breach of a director’s non-exculpated fiduciary duty to exercise appropriate attention, a plaintiff must show

“a sustained or systematic failure of the board to exercise oversight--such as an utter failure to attempt to assure [that] a reasonable information and reporting system exists, .... or particularized facts that support an inference that the directors did possess knowledge of facts suggesting potential accounting improprieties ... and took no action to respond to them.”

In re Sonus Networks, Inc. Shareholder Derivative Litigation, 422 F.Supp.2d 281, 287 (D.Mass.2006) (internal quotations and citations omitted). See also In re Caremark Intern. Inc. Derivative Litigation, 698 A.2d at 971. Proof of a liability-triggering breach of the duty of care has been described as

“the most difficult task of all: demonstrating that the outside directors had breached their duty of care, not as a result of trying to do their job but still making mistakes of a gross nature, but because the directors’ level of indolence was so extreme that it arose to a conscious decision to take the salary of director while intentionally failing to discharge one’s fiduciary obligations.”

Teachers’ Retirement System of Louisiana v. Aidinoff, 900 A.2d 654, __, 2006 WL 1725572, * __ (Del. Ch. June 21, 2006). See also Guttman v. Huang, 823 A.2d 492, 506-507 (Del. Ch.2003) (dismissing claims that directors failed to exercise oversight where plaintiff did not allege that audit committee had clear notice of serious accounting irregularities in violation of legally mandated accounting and disclosure standards yet chose to ignore them or to encourage their continuation).

The record supports an inference consistent with the plaintiff’s particularized allegations in the amended complaint that Daly chose to ignore the clear “red flags” in the plaintiff’s first demand letter and by crediting Parker’s patently superficial “report” to the 2002 Special Committee. Despite his appointment to the 2002 Special Committee to investigate the plaintiff’s allegations of Smith’s improprieties regarding the aircraft and Illinois office, at no time during his membership on that committee or from that time until his deposition in 2004 did Daly inform himself adequately about the substance of the corporate transactions at issue. Moreover, the plaintiff alleges that Daly consciously condoned and covered up improper transactions between Smith, TRC and Friendly. (See Counts I and IV of the plaintiff’s current complaint). The plaintiff thus alleges that Daly intentionally failed to discharge his fiduciary duties with respect to a series of corporate transactions spanning several years.

These particularized allegations, on the record before me, permit a reasonable inference Daly consciously took his director’s salary while intentionally failing to discharge his fiduciary obligations, see Teachers’ Retirement System of Louisiana v. Aidinoff, 900 A.2d 654, __, 2006 WL 1725572, * __ (Del. Ch. June 21, 2006), and/or that he participated in part of a “sustained or systematic failure of the board to exercise oversight .” In re Sonus Networks, Inc. Shareholder Derivative Litigation, 422 F.Supp.2d at 287.

The “duty of loyalty requires the board and its directors to maintain, in good faith, the corporation’s and its shareholders’ best interests over anyone else’s interests.” Shoen v. SAC Holding Corp., 137 P.3d at __, 2006 WL 1916868, at *5. Although G.L. c. 156D, s.8.30, does not explicitly reference the duty of loyalty, that principle is articulated in s. 8.30(a)(3), and requires each director to discharge his or her duties “in the manner that the director reasonably believes to be in the best interests of the corporation.”

7

Similarly, a director’s duty of good faith is breached where

“the fiduciary intentionally acts with a purpose other than that of advancing the best interests of the corporation, where the fiduciary ... intentionally fails to act in the face of a known duty to act, demonstrating conscious disregard for his duties.”

In re Walt Disney Company Derivative Litigation, __ A.2d __, 2006 WL 156466, * __ (Del. June 8, 2006). See also In re: Tower Air, Inc., 416 F.3d 229, 240 (3d Cir.2005) (directors’ alleged rubber-stamping of major capital expenditures is consistent with bad faith); In re Walt Disney Company Derivative Litigation, 825 A.2d 275, 289 (Del. Ch.2003) (“Knowing or deliberate indifference by a director to his or her duty to act faithfully and with appropriate care is conduct, in my opinion, that may not have been taken honestly and in good faith to advance the best interests of the company. Put differently, all of the alleged facts, if true, imply that the defendant directors knew that they were making material decisions without adequate information and without adequate deliberation, and that they simply did not care if the decisions caused the corporation and its stockholders to suffer injury or loss”). In contrast, even gross negligence, including a failure to inform one’s self of available material facts, without more, does not constitute a breach of the duty of good faith. In re the Walt Disney Company Derivative Litigation, __ A.2d __, 2006 WL 1562466, 1, *25 (Del. June 8, 2006). [FN8]

FN8. As acknowledged by the court in In re the Wait Disney Company Derivative Litigation, __ A.2d __, 2006 WL 1562466, 1, *24 (Del. June 8, 2006), “the duty to act in good faith ... to date is not a well-developed area of our corporate fiduciary law” and is “relatively uncharted.”

The same facts alleged by the plaintiff as described above and supported by the record persuade me that Daly faces a substantial, rather than mere, threat of liability for breach of the fiduciary duties of care, loyalty and/or good faith. This factor lends additional though not indispensable support to the ultimate conclusion that the SLC has not shown Daly’s independence.

3.	The Business Judgment Rule

The SLC’s claim of entitlement to the business judgment rule is devoid of merit as it misplaces reliance upon Harhen v. Brown. Four years before G.L. c. 156D, s.7.44, became law, the Harhen court wrote,

“In a demand refused case, because it is presumed that a disinterested board of directors acts in good faith ... and because directors as a matter of business policy may refuse to bring a suit, a disinterested board of directors that has refused a plaintiff’s presuit demand is entitled to the protection of the business judgment rule....To show that directors are not entitled to the protection of the business judgment rule, a plaintiff must allege facts that challenge the board’s good faith or the reasonableness of the board’s investigation of the plaintiff’s demand.”

Id., 431 Mass. at 844-845 (emphasis supplied; internal citations, ellipses, and quotations omitted).

Harhen does not aid the SLC. The passage quoted above protected directors with the business judgment rule only upon the assumption that they were disinterested. See id. at 844. More relevant is that G.L. c. 156D, s. 7.44(e), uniquivocally directs that

8

“[i]f a majority of the board of directors does not consist of independent directors at the time the determination by independent directors is made, the corporation shall have the burden of proving that the requirements of subsection (a) [that the SLC determined in good faith after conducting a reasonable inquiry upon which its conclusions are based that the maintenance of a derivative proceeding is not in the best interests of the corporation] have been met.”

Therefore, while this new statute articulates some new standards for ruling on motions to dismiss shareholder derivative suits, neither it nor prior case law affords interested or non-independent directors the protection of the business judgment rule. Because the SLC has not met its burden of showing that a majority of the board of directors was independent at the time the SLC was appointed or rendered its decision, the SLC’s claim to the business judgment rule’s protections is baseless. See G.L. c. 156D, s.7.44.

4.	The SLC Report

The SLC asks the Court to consider the newly submitted affidavits of Attorney Lori Martin and Huron’s Managing Director, Joseph Floyd, to “cure” doubts about the reasonableness or good faith of its investigation. The SLC states that it had not previously presented a “fully developed record” concerning its investigation because the plaintiff never challenged its scope, the SLC’s good faith, or took discovery of the SLC or Huron after the SLC Report was filed. Contrary to the SLC’s argument, the plaintiff did, in his opposition to the SLC’s motion to dismiss, challenge the responsiveness and thoroughness of the SLC’s investigation as reflected in its report. Regardless of the SLC’s interpretation of the plaintiff’s legal strategy, G.L. c. 156D, s. 7.44(d), requires the corporation moving to dismiss the derivative suit to

“make a written filing with the court setting forth facts to show ... (2) that the independent directors made the determination in good faith after conducting a reasonable inquiry upon which their conclusions are based.”

Moreover, the two new affidavits do not alter the conclusion that the SLC has failed to meet its burden. Sworn statements that the SLC’s counsel, with the aid of others, reviewed large volumes of documents and testimonial evidence, in addition to conducting numerous interviews, does nothing to fill in the significant gaps in the SLC’s “analysis,” which failed to answer serious, longstanding questions raised by the plaintiff’s demand letter and complaint, and which are not without support in the discovery materials. Martin’s affidavit adds nothing helpful to the SLC Report, but repeats some of the same vague, unsubstantiated conclusions appearing in the SLC Report. Floyd’s affidavit, which describes the extent of Huron’s work (reviewing thousands of pages of meeting minutes, agreements, accounting reports and supporting documents), likewise does not address the flaws in the SLC Report.

5.	Request to Report Case

As noted above, the court is mindful of the judicial landscape and the paucity of decisions in this area of law. In balancing the rights and age of the plaintiff with the issues raised by the defendants, I am disinclined to stay this case for a lengthy period of time to allow for appellate review. Given that the Appeals Court has recently denied Friendly’s Petition pursuant to G.L. c. 231, s.118, I do not believe that the denial of the motion to dismiss “so affects the merits of the

9

controversy that the matter ought to be determined by the appeals court before any further proceedings” here. See Mass. R. Civ. P. 64(a).

ORDER

For the foregoing reasons, it is hereby ORDERED that the motion for reconsideration is DENIED.

/s/ John A. Agostini
John A. Agostini Associate Justice, Superior Court

Dated: August 24, 2006

10

The Republican Archives

Republican, The (Springfield, MA)

August 8, 2006
Section: Business
Edition: ALL
Page: C07

Friendly shares and profits up

WILLIAM FREEBAIRN STAFF The Republican (Springfield, MA)

wfreebairn@repub.com WILBRAHAM - Friendly Ice Cream Corp. reported improved second-quarter profits, while shares rose on news that an investor and restaurant chain owner has bought more than 5 percent of the company.

Shares rose 15 cents to close at $7.75 yesterday after a financial filing by The Lion Fund disclosed that the hedge fund run by Sardar Biglari had purchased shares in Friendly Ice Cream. Some of the shares were bought by Western Sizzlin Corp., which operates a chain of steak houses in the Western and Southern states. Biglari is chairman of Western Sizzlin.

In a telephone interview from the fund's San Antonio offices, Biglari said his fund manages money for Western Sizzlin Corp. and, "there is no strategic alliance from a restaurant perspective."

The earnings news was released after markets closed yesterday.

Friendly reported that net income rose to $4.7 million, or 58 cents per share, compared to $2.5 million or 32 cents per share in last year's second quarter.

Even after taking out the benefits of selling company-owned restaurants, Friendly Ice Cream earned 50 cents per share, compared to 34 cents from continuing operations in the second quarter of 2005.

"I like the increase in cash position," said James E. Vinick, a senior vice president with Moors & Cabot Inc. in Boston, who also owns personal shares.

"They had the weather against them in the second quarter," he said. The financial performance was good considering the rainy weather, he said.

The company reported that sales fell from $145.1 million in the second quarter of last year to $141.5 million in this year's second quarter. Some of the sales decline was due to the selling over the past 12 months of several restaurants, but sales at restaurants open for a year were down 1.8 percent.

Friendly Ice Cream said in a statement high gasoline prices affected traffic to its restaurants, as did record rainfall in the Northeast.

"In spite of these challenges, we are pleased with our ability to maintain margins and grow our net income in the quarter," said Chief Executive Officer John L. Cutter in a statement.

Western Sizzlin is a steak house chain with five company-owned eateries and 130 franchise sites, including in Texas, Colorado, Oklahoma, Illinois, Georgia, Ohio, North Carolin and Virginia. The company is based in

Virginia.

Biglari, the Lion Fund, Biglari Capital and Western Sizzlin Corp. jointly filed a form with the U.S. Securities and Exchange Commission showing they had purchased 446,000 shares for about $3.5 million since June 13. The form said the purchases were for investment purposes only.

Copyright, 2006, The Republican Company, Springfield, MA. All Rights Reserved.

The Republican Archives

Republican, The (Springfield, MA)

August 21, 2006
Page: MassLive Update

Texas-based investment firm buys more Friendly stock

WILLIAM FREEBAIRN STAFF MassLive.com

wfreebairn@repub.com The chairman of a steakhouse chain has increased the amount of Friendly Ice Cream Corp. stock owned by the chain and by his investment firm.

Sardar Biglari's Lion Fund and Western Sizzlin Corp., a steakhouse chain of which Biglari is chairman, reported to the U.S. Securities and Exchange Commission earlier this month that they jointly own 633,000 shares of Friendly Ice Cream. That represents 8 percent of the Wilbraham-based company's outstanding shares.

The Biglari-controlled entities are now the fifth-largest holder of Friendly shares, behind California investor Kevin Douglas, mutual fund giant Fidelity Management and Research, Friendly Chairman Don Smith and Columbia Management Advisors. Smith recently has been buying shares, boosting his stake to 9.27 percent, according to the most recent filings.

Western Sizzlin Corp. is a chain of 135 company and franchise-owned steakhouses located from Texas to Virginia. Biglari is the chairman of the company and his Lion Fund is a major shareholder in Virginia-based Western Sizzlin.

In required financial filings, Biglari said his Texas-based fund invests money on behalf of Western Sizzlin Corp., but that the purchase of Friendly shares is for investment reasons, not to create a strategic link between the two restaurant chains.

Shares of Friendly Ice Cream are up 10 percent since news of the Biglari purchasing became public and the company reported good second-quarter earnings.

More details in The Republican Tuesday.

Copyright, 2006, The Republican Company, Springfield, MA. All Rights Reserved.

Investor ups Friendly holdings

Tuesday, August 22, 2006
By WILLIAM FREEBAIRN
wfreebairn@repub.com

The chairman of a steakhouse chain has increased the amount of Friendly Ice Cream Corp. stock owned by the chain and by his investment firm.

Sardar Biglari's Lion Fund and Western Sizzlin Corp., a steakhouse chain of which Biglari is chairman, reported to the U.S. Securities and Exchange Commission earlier this month that they jointly own 633,000 shares of Friendly Ice Cream. That represents 8 percent of the Wilbraham-based company's outstanding shares.

The Biglari-controlled entities are now the fifth-largest holder of Friendly shares, behind California investor Kevin Douglas, mutual fund giant Fidelity Management and Research, Friendly Chairman Don Smith and Columbia Management Advisors. Smith has been recently buying shares, boosting his stake to 9.27 percent, according to the most recent filings.

Western Sizzlin Corp. is a chain of 135 company and franchise-owned steakhouses located from Texas to Virginia. Biglari is the chairman of the company and his Lion Fund is a major shareholder in Virginia-based Western Sizzlin.

In required financial filings, Biglari said his Texas-based fund invests money on behalf of Western Sizzlin Corp., but that the purchase of Friendly shares is for investment reasons, not to create a strategic link between the two restaurant chains.

Shares of Friendly Ice Cream are up 10 percent since news of the Biglari purchasing became public and the company reported good second-quarter earnings.

A Friendly Ice Cream spokeswoman said top company officials have had no contact with Biglari, who is out of the country.

Together, Biglari, the Lion Fund, Biglari Capital and Western Sizzlin reported on Aug. 7 ownership of 446,000 shares, just over 5 percent of Friendly Ice Cream stock.

Western Sizzling Corp. purchased the bulk of the addition shares in recent weeks, including almost 85,000 shares at a price of $8.18 each on Aug. 9.

©2006 The Republican

© 2006 MassLive.com All Rights Reserved.

The Republican Archives

Republican, The (Springfield, MA)

September 8, 2006
Page: MassLive Update

Investment firm, steakhouse chain become biggest Friendly shareholder

STAFF MassLive.com

WILBRAHAM - The owner of a Texas-based investment firm and a Virginia-based steakhouse chain that he heads have combined to become the largest shareholder in Friendly Ice Cream Corp. The purchases of additional shares in Wilbraham-based Friendly were disclosed this week in filings with the Securities and Exchange Commission by Western Sizzlin Corp. of Roanoke, Va., and by Sardar Biglari, Lion Fund LP, and Biglari Capital Corp., all of San Antonio.

Biglari is chairman of Western Sizzlin, a chain of 135 restaurants from Virginia to Texas, and his Lion Fund is a major shareholder in Western Sizzlin.

According to SEC filings, Biglari's interests now own 797,568 Friendly shares, or 11.1 percent of the 7.3 million shares outstanding.

Western Sizzlin bought 70,000 Friendly shares on Tuesday at $8.72 a share, and another 13,200 on Wednesday at $8.83 a share.

Friendly's shares closed at $9.20, up 21 cents, or 2.3 percent, on the American Stock Exchange today. During the last 52 weeks, Friendly stock has traded between $7.42 and $10.93 a share.

In his initial SEC filing, which requires a major shareholder to declare his or her intentions, Biglari said the shares were for investment purposes, and his companies have not changed that in subsequent filings.

"I can't comment regarding our investment in Friendly," Biglari said today.

A Friendly spokesperson said Friendly officials have had conversations with Biglari representatives, and they assume those conversations will continue.

More details in The Republican Saturday.

Copyright, 2006, The Republican Company, Springfield, MA. All Rights Reserved.

The Republican Archives

Republican, The (Springfield, MA)

September 18, 2006
Page: MassLive Update

San Antonio investor's firms buy more Friendly stock

STAFF MassLive.com

The largest shareholding group in Friendly Ice Cream Corp. has increased its ownership in the Wilbraham-based company to 11.5 percent. The shares were bought by interests controlled by Sardar Biglari, an investor based in San Antonio, Texas.

The Lion Fund, of which Biglari is chief executive, bought 3,000 Friendly shares last Wednesday at $9.47 a share, 9,000 shares at $9.62 a share on Thursday, and 2,500 shares at $9.59 on Friday. That brought Lion Fund's holdings in Friendly to 452,550 shares.

Western Sizzlin Corp., a restaurant chain based in Roanoke, Va., of which Biglari is chairman, bought 3,000 Friendly shares at $9.47 last Wednesday, 9,100 shares at $9.60 on Thursday, and 2,500 shares at $9.57 on Friday. That brought Western Sizzlin's stake in Friendly to 462,618 shares.

Friendly's shares closed at $9.58 a share today, up 3 cents, on the American Stock Exchange.

Combined, the Biglari interests' holdings in Friendly totaled 915,168 shares as of Friday, or 11.5 percent of Friendly's 7.93 million shares outstanding.

Biglari has not commented on his purchases of Friendly stock apart from a filing with the Securities and Exchange Commission that said they were investments only.

More details in The Republican Tuesday.

Copyright, 2006, The Republican Company, Springfield, MA. All Rights Reserved.

Group increases Friendly shares

Tuesday, September 19, 2006

The largest shareholding group in Friendly Ice Cream Corp. last week increased its ownership in the Wilbraham-based company to 11.5 percent.

The shares were bought by interests controlled by Sardar Biglari, an investor based in San Antonio, Texas.

The Lion Fund, of which Biglari is chief executive, bought 3,000 Friendly shares last Wednesday at $9.47 a share, 9,000 shares at $9.62 a share on Thursday, and 2,500 shares at $9.59 on Friday. That brought Lion Fund's holdings in Friendly to 452,550 shares.

Western Sizzlin Corp., a restaurant chain based in Roanoke, Va., of which Biglari is chairman, bought 3,000 Friendly shares at $9.47 last Wednesday, 9,100 shares at $9.60 on Thursday, and 2,500 shares at $9.57 on Friday. That brought Western Sizzlin's stake in Friendly to 462,618 shares.

Friendly's shares closed at $9.58 a share, up 3 cents, on the American Stock Exchange.

Combined, the Biglari interests' holdings in Friendly totaled 915,168 shares as of Friday, or 11.5 percent of Friendly's 7.93 million shares outstanding.

Biglari has not commented on his purchases of Friendly stock apart from a filing with the Securities and Exchange Commission that said they were investments only.

A spokeswoman for Friendly yesterday reiterated that Friendly officials have spoken with Biglari and expect to have further conversations with him.

Neither party has commented on speculation within the investment community of a possible combination of Friendly and Western Sizzlin.

Biglari, 29, became chairman of Western Sizzlin in March after the Lion Fund bought a 16 percent interest in the restaurant firm.

There are 125 Western Sizzlin Steak & More Restaurants in 19 states in the South, Southwest and Midwest.

Friendly operates more than 515 company and franchised restaurants throughout the Northeast. The company also manufactures ice cream, which is distributed through more than 4,500 supermarkets and other retail locations.

©2006 The Republican

© 2006 MassLive.com All Rights Reserved.

The Republican Archives

Republican, The (Springfield, MA)

September 26, 2006
Page: MassLive Update

Texas investor wants 2 seats on Friendly board

MARCIA BLOMBERG STAFF MassLive.com

mblomberg@repub.com WILBRAHAM – San Antonio investor Sardar Biglari wants two seats on the Friendly Ice Cream Corp. board of directors, according to a recent filing with the U.S. Securities and Exchange Commission.

Biglari is chairman and chief executive officer of Biglari Capital Corp., in San Antonio, head of The Lion Fund, and chairman of Western Sizzlin Corp., a chain of about 130 franchised and company-owned restaurants in 19 states in the South and Southwest.

In the SEC filing last week, Biglari said he and his funds are the largest Friendly shareholder. They own 12 percent of Friendly’s stock, purchased at a cost of $7.8 million since early August.

Biglari could not be reached for comment today, but according to the SEC filing, he and his funds have “consulted” with Friendly’s chairman and with management “concerning the business, operations and future plans” for the company, and are seeking seats on the board of directors for Biglari and Dr. Philip L. Cooley.

Cooley was a professor of Biglari’s at Trinity University in San Antonio, and is currently a director of The Lion Fund.

Biglari, 29, started The Lion Fund in 2001. He was named chairman of Western Sizzlin Corp. last March, after The Lion Fund had purchased 16 percent of the Virginia-based company’s outstanding stock.

More details in The Republican Wednesday.

Copyright, 2006, The Republican Company, Springfield, MA. All Rights Reserved.

Investor wants Friendly seats

Wednesday, September 27, 2006
By MARCIA BLOMBERG
mblomberg@repub.com

WILBRAHAM - San Antonio investor Sardar Biglari wants two seats on the Friendly Ice Cream Corp. board of directors, according to a recent filing with the U.S. Securities and Exchange Commission.

Biglari is chairman and chief executive officer of Biglari Capital Corp., in San Antonio, head of The Lion Fund, and chairman of Western Sizzlin Corp., a chain of about 130 franchised and company-owned restaurants in 19 states in the South and Southwest.

In the SEC filing last week, Biglari and his funds are the largest Friendly shareholder. They own 12 percent of Friendly's stock, purchased at a cost of $7.8 million since early August.

Biglari could not be reached for comment yesterday, but according to the SEC filing, he and his funds have "consulted" with Friendly's chairman and with management "concerning the business, operations and future plans" for the company, and are seeking seats on the board of directors for Biglari and Dr. Philip L. Cooley.

Cooley was a professor of Biglari's at Trinity University in San Antonio, and is currently a director of The Lion Fund.

Biglari, 29, started The Lion Fund in 2001. He was named chairman of Western Sizzlin Corp. last March, after The Lion Fund had purchased 16 percent of the Virginia-based company's outstanding stock.

Biglari and his representatives have not discussed their intentions with S. Prestley Blake, a Friendly co-founder who controls just under 10 percent of the company's stock, according to James C. Donnelly Jr., who represents Blake in some financial matters.

"From Mr. Blake's perspective, any person that believes in the company enough to want to invest in it and believes that they can contribute to improvements in governance in any way is welcome," Donnelly said. "We certainly have no agreements or anything with any other stockholders ... but we think this is nice news."

Shares of Friendly (AMEX: FRN) closed yesterday at $10.11, up 6 cents on a volume of 43,500 shares traded.

James E. Vinick, a senior vice president with Moors & Cabot in Boston, who also owns personal shares of Friendly, said Biglari "has been highly successful no matter what he's touched.

"He gets enough stock, he gets on the board, he's going to move this company," Vinick said.

Gregory A. Pastore, general counsel for Friendly, said Biglari visited Friendly's headquarters last week, met with Chairman Donald N. Smith and members of management, and toured the plant.

The meetings were consistent with "our practice for every major shareholder who comes in to see us," Pastore said.

Pastore declined to comment on the substance of those meetings.

He said the five-member board of directors has a nominating committee to review applications for seats on the board. He declined to comment on whether the committee is reviewing Biglari and Cooley's requests.

According to the company's proxy statement, FMR Corp. owned 861,176 shares or 10.9 percent of the company's outstanding stock at the time it was issued in April, while Chairman Donald Smith owned 738,178 or 9.3 percent at the time.

©2006 The Republican © 2006 MassLive.com All Rights Reserved.

Friendly CEO's departure a surprise

Sunday, October 01, 2006
By MARCIA BLOMBERG
mblomberg@repub.com

WILBRAHAM - The resignation Thursday of John L. Cutter, Friendly Ice Cream Corp.'s chief executive officer, took some company observers by surprise.

Cutter, in his early 60s, joined the restaurant company in January, 1999, as president and chief operating officer, and was named CEO in 2003.

The company said Cutter left to pursue other interests, and wished him well.

Donald N. Smith, Friendly's chairman since 1988, has assumed oversight on a temporary basis while the company conducts a search for Cutter's replacement.

Even Dr. Philip Cooley, a director of The Lion Fund, Friendly's biggest investor at about 12 percent of the company's stock, said he was surprised Thursday when he learned of Cutter's departure.

Cooley, a professor at Trinity University in San Antonio, and one of his former students, Sardar Biglari, announced late last week that they are seeking two seats on Friendly's board of directors.

Biglari, 29, is chairman and chief executive officer of Biglari Capital Corp., and serves as the sole manager of the Lion Fund, which he founded in 2000.

Biglari, who began buying large chunks of Friendly stock in early August, has not been available for comment.

A Friendly spokeswoman said Thursday that Cutter's departure had nothing to do with Biglari's growing involvement in the company.

Brian Q. Corridan, an investment advisor and president of Corridan & Co. in Springfield, said it's impossible to know at this point whether Cutter's decision to leave was affected by Biglari's role.

"As institutions or individuals take major positions in smaller companies like Friendly's, they have great impact on the board and on senior management," Corridan said. "That's something that will reveal itself over the next few weeks and months."

Biglari is also chairman of Western Sizzlin Corp., a Virginia-based chain of about 130 steakhouses in 19 Southern and Southwestern states.

Biglari was named chairman and Cooley was named vice chairman of Western Sizzlin in March, less than a year after Biglari and his companies began buying stock in the company.

Since Biglari controls another company in the restaurant industry, "you have to think there is more than just using this as an investment opportunity," Corridan said.

"You almost have no alternative but to assume there's a bigger plan in place here, but ... we have to simply wait and see,' he added.

Some observers have also speculated that Biglari may be more interested in the real estate that Friendly owns than in its restaurant operations.

In a research report prepared earlier this year, KDP Investment Advisors vice president Thomas Ferguson noted that a 2001 appraisal assigned a $250 million value to the company's real estate.

A more recent appraisal has not been available and the number of company-owned properties has declined since then, but on the other hand, real estate values have risen since 2001, according to Ferguson, who is based with KDP in Montpelier, Vt.

James C. Donnelly Jr., a Worcester lawyer representing Friendly co-founder S. Prestley Blake in an ongoing lawsuit against the company's board of directors, said Cutter's resignation "was unexpected, but I'm not surprised ... because the position has become a hot seat."

He said the CEO, who did not hold a seat on the board of directors, may not have had sufficient strategic control.

Donnelly said Cutter's resignation "calls for the board to look to stockholders that do have a substantial stake (in the company) and to bring them onto the board of directors promptly, and before they make the very important decision of filling the CEO position."

Blake, who will be 92 in November, is not interested in serving on the board at this stage of his life, Donnelly said.

The lawyer added that Blake, who owns nearly 10 percent of the company's stock, is "independent" of Biglari, "but the thing about the Biglari group is that they have acquired 12 percent of the company. If they spent the money they had to spend to get 12 percent of the company, then they have a very strong interest in the company becoming stronger and better."

Cutter, who was 54 when he joined Friendly in January, 1999, started his food-service career as a dishwasher, according to an interview he gave to the Easter Seals organization a few years ago.

Friendly has supported Easter Seals for more than 25 years through its "Cones for Kids" program.

Cutter came to Friendly from a position as chief operating officer of Boston Chicken Inc.

Ferguson said that "some of what Friendly has done is pretty good - renovating stores, updating the menu, re-franchising. I think some of the strategic moves they've made have been good. They've invested some money. Sometimes the lead time on some of these efforts is longer than others might want."

But Ferguson said "I just wonder, if it was taken over, if there's that much easy efficiencies to wring out of this operation."

Allan W. Blair, president of the Economic Development Council of Western Massachusetts, said Cutter is a member of the council's executive committee and he has been "very active," especially "in helping us map out our strategy for reaching out to site selectors and brokers around the country."

Blair said he was "very" surprised to hear of Cutter's resignation from Friendly.

Joseph Carvalho, president and executive director of The Springfield Museums, said Cutter was installed just last week as a corporator of the museums association.

Carvalho, who said he has known Cutter for several years, said Cutter is "a great fellow, very talented, an intelligent man, a good idea guy. I'm looking forward to him serving as a corporator the next year."

Donnelly, whose client Blake has battled with Smith for years, said that Smith took the company public "and saw the stock price go down substantially to a fraction of that.

Smith took Friendly public in 1997, at $18 a share, in part to help reduce its debt load of more than $360 million at the time.

The company's stock has dipped as low as $1.69 in 2001. Its 52-week high was $11, and its 52-week low was $7.42.

By midafternoon on Friday, shares of Friendly (AMEX: FRN) had risen to $10.80, up from $10.20 on Thursday's opening, before Cutter's resignation was announced.

"We were not impressed with Mr. Smith's leadership before and we don't hold out much hope for it now," Donnelly said.

James E. Vinick, a senior vice president with Moors & Cabot in Boston who holds personal shares in Friendly, said he believes Cutter and Smith have done a good job.

"I think they've done a great job revamping it. Smith was the engineer and Cutter did the bid work," he said.

Friendly has 309 company-owned restaurants and 217 franchised restaurants. It also sells its ice cream through more than 4,500 supermarkets and other retail locations.

Friendly has about 13,000 employees across the U.S., including about 400 at its Wilbraham headquarters and another 97 at its Chicopee distribution center.

©2006 The Republican
© 2006 MassLive.com All Rights Reserved.

The Republican Archives

October 8, 2006Section: Business
Edition: ALL
Page: D01

Sunday Republican (Springfield, MA)

Friendly's suitor makes aggressive bid
Fund may consider 'other means'
to obtain 2 seats pn board

MARCIA BLOMBERG STAFF Sunday Republican (Springfield)

mblomberg@repub.com WILBRAHAM - The Lion Fund, a Texas-based private investment firm, warned late last week it "may consider other means" if its request for two seats on Friendly's board of directors is not granted.

The fund, controlled by 29-year-old Sardar Biglari, also boosted its holdings in Friendly Ice Cream Corp. to 1 million shares, or 12.7 percent of the company's outstanding shares, at a cost of $8.4 million.

The information came in filings made with the U.S. Securities and Exchange Commission late Thursday and Friday morning.

Biglari, who is also chairman of Western Sizzlin Corp., a Virginia-based chain of about 130 steakhouses, and the funds he controls began buying Friendly stock in August, and in two months have become Friendly's largest shareholder.

He has not returned telephone calls for comment.

Biglari's latest filing notes, as did a similar filing the week before, that he is in discussions with Friendly's board of directors about Biglari's request for two seats on the board, one for himself and another for his colleague and former teacher, Phillip L. Cooley, a professor at Trinity University in San Antonio.

They are seeking the seats through discussions with the board, "but may consider other means of obtaining such seats if such discussions prove unsuccessful," according to the filing.

A spokeswoman for Friendly said the board has received Biglari's request and is reviewing it, but she could not comment further.

Brian Q. Corridan, an investment advisor and president of Corridan & Co., in Springfield, said that if Biglari "is suggesting that he might look at other means, clearly he has already done that, and the strategy is on."

James E. Vinick, a senior vice president with Moors & Cabot Inc. in Boston, said he believes Biglari "is going to be relentless in his pursuit. It appears he has an objective in mind, and he's in the hunt. He's not in there to lose."

Biglari's continued acquisition of Friendly stock, on the one hand, has had no impact on Friendly franchisees such as Laurence Kessler, who with his brother, Dennis, operates 46 Friendly franchise restaurants around Buffalo and Syracuse, N.Y.

"On one level, it's business as usual," Kessler said on Friday. "We open our restaurants every morning, we serve our guests and hope we do a good job of it."

But Kessler said "what would concern me is if financiers take control of the board, who are not operations people.

"Our chairman, Don Smith, has been in the restaurant business for many, many years," Kessler said, referring to Donald N. Smith.

Smith, who has been chairman of Friendly since 1988, took over operations of the company two weeks ago when John L. Cutter abruptly resigned as president and chief executive officer to pursue other interests.

"It would frighten me, the thought of people sitting on the board whose interest is shareholder value, which is a laudable goal, but not at the expense of our customers at the restaurant level," Kessler said.

The "other means" that Biglari could employ to try to get on the board include a proxy campaign for control, by running against incumbent directors at the annual meeting, usually held in May.

Most corporations' bylaws also allow for big investors to ask for a special meeting before the annual meeting, but the process is difficult, according to lawyer James C. Donnelly Jr. of Worcester.

Donnelly represents Friendly co-founder S. Prestley Blake in a pending lawsuit against the current Friendly board, said Biglari's group has not approached Blake, who owns nearly 10 percent of the company's stock, about forming an alliance.

Corridan said if Biglari allied himself with several large shareholders, he could gain enough leverage to "have some clout.

"Once a shareholder has enough leverage, it's in management's best interests to deal with them, instead of ignore them or fight them," he said.

"It may be harmonious or it may be adversarial, but it's going to happen," he added.

Donnelly noted that Friendly's bylaws and articles of organization contain a "poison pill" contingency which allows the board to make it difficult for a new investor to take control of the company.

Vinick, who owns personal shares of Friendly and has a large bloc of clients with investments in Friendly, said Smith and other top executives called him the day after Cutter resigned on Sept. 28.

"I think they wanted to put everybody at ease that Mr. Smith is going to run this ship, and that shareholders really didn't have to worry very much," Vinick said. He said they did not say much about Biglari's group.

The latest filing by Biglari shows his funds and Western Sizzlin purchased 58,300 shares from Sept. 26 through Oct. 4.

Shares of Friendly (AMEX: FRN) closed Friday at $10.48, up 14 cents on a volume of 35,200 shares traded. The average volume of shares is 35,800.

Donnelly said he doesn't make much of the fact that Western Sizzlin is buying Friendly stock, or that Biglari's group noted in its latest filing that Western Sizzlin may issue rights to buy stock to its shareholders as a way of raising capital that could be used to buy more shares of Friendly.

"What they're saying is, they're reserving the possibility to issue some more securities to raise more money," Donnelly said.

Corridan said Western Sizzlin's involvement, since it's also in the restaurant business, "just raises the possibilities and increases the intrigue."

Biglari is chairman and chief executive officer of Biglari Capital Corp., and serves as the sole manager of the Lion Fund, which he founded in 2000.

Friendly has 309 company-owned restaurants and 217 franchised restaurants.

The 71-year-old company has about 400 employees at its headquarters in Wilbraham and another 97 at its Chicopee distribution facility.

Copyright, 2006, The Republican Company, Springfield, MA. All Rights Reserved.

Friendly Corp. board seats targeted

Thursday, November 09, 2006
By MARCIA BLOMBERG
mblomberg@repub.com

WILBRAHAM - While Friendly Ice Cream Corp. was reporting lower net income in the third quarter this year, the company's largest stockholder warned that he would seek shareholder support to obtain two seats on the board of directors.

Sardar Biglari and affiliated companies said in a filing with the U.S. Securities and Exchange Commission yesterday that the company has only said it would respond to his request for two seats on the board "in due course."

Biglari, a San Antonio investor who owns a controlling stake in Western Sizzlin Corp., a chain of about 119 restaurants in the Southeast, noted in his filing that he prefers to get his seats on Friendly's five-member board amicably, but if that doesn't happen, he will nominate himself and colleague Dr. Philip L. Cooley for election at the company's annual meeting next year.

He also wrote that he may solicit proxies from other shareholders.

Biglari has not returned telephone calls in the past.

The company released its earnings report at 5 p.m. yesterday, after the markets had closed. Shares of Friendly (AMEX: FRN) closed at $10.50, down 19 cents on a volume of 14,200 shares traded.

The company reported third-quarter net income of $2 million or 24 cents per share, compared to net income of $3.4 million or 43 cents per share in the third quarter a year ago.

Total revenues in the third quarter came in at $141.9 million, up $800,000 over revenues in the third quarter a year ago of $409.1 million. Sales at company-owned restaurants open at least a year rose 1.4 percent in the quarter, while sales at franchised restaurants open at least a year declined 1.7 percent.

"We are pleased that restaurant comparable sales for company-operated restaurants appear to have stabilized during the quarter. However, we need to do more to successfully leverage the Friendly's brand and improve our operating performance," Donald N. Smith, chairman of the Friendly board, said in a statement.

©2006 The Republican

© 2006 MassLive.com All Rights Reserved.

Texan still Friendly's largest investor

Thursday, November 23, 2006
By MARCIA BLOMBERG
mblomberg@repub.com

WILBRAHAM - Filings with regulators yesterday show a San Antonio businessman remains ahead of Friendly Ice Cream Chairman Donald N. Smith in number of shares owned, after a flurry of buying by both on Friday and earlier this week.

The reports filed yesterday with the U.S. Securities and Exchange Commission also outline a growing battle between investor Sardar Biglari and the Friendly board of directors.

Sardar Biglari and interests that he owns or controls apparently are still Friendly's biggest shareholder with 1.18 million shares, while Smith owns just over 1 million with his purchase on Tuesday of 7,800 shares.

Biglari and an associate, Dr. Phillip L. Cooley, are seeking two seats on the Friendly board of directors and have warned in previous filings with the SEC that, if the five-member board does not voluntarily place them on the board, they will solicit proxies from other shareholders in a bid to be voted in at the annual meeting in May.

According to Biglari's filing yesterday, he asked for a copy of Friendly's record of stockholders on Nov. 8, and on Nov. 14 received "limited information" from Friendly.

On Tuesday, according to the filing, Biglari's group sent another letter asking for the same information, stating that Friendly "provided insufficient information" in response to Biglari's request.

Spokesmen for Friendly could not be reached for comment yesterday. Biglari has not returned repeated telephone calls since August, when he started buying Friendly stock.

Biglari is chairman and chief executive officer of Biglari Capital Corp., which manages the Lion Fund, and is chairman of Western Sizzlin Corp., a chain of 124 steakhouses and buffet-style restaurants in 19 states.

Cooley is on the board of the Lion Fund, and was a professor of Biglari's at Trinity University in San Antonio.

The Lion Fund and Western Sizzlin purchased 166,200 shares last Friday at $10.88 a share. On Monday, they bought another 7,500 shares at $11.42.

In all, the group has spent about $10.3 million buying shares of Friendly.

Smith bought 82,500 shares last Friday at $10.39, and 7,800 on Tuesday at $11, according to his filing. Earlier last week, Smith bought 55,800 shares.

Biglari's group now owns 14.92 percent of Friendly's outstanding stock.

The company has a "poison pill" provision in its bylaws that kicks in when an investor reaches 15 percent ownership of the company's stock.

When that happens, other shareholders would be given the right to acquire more shares, therefore reducing the percentage of the company owned by that largest shareholder.

©2006 The Republican

© 2006 MassLive.com All Rights Reserved.

Shareholder seeks to gain board seats

Tuesday, December 05, 2006
By MARCIA BLOMBERG
mblomberg@repub.com

WILBRAHAM - Friendly's biggest shareholder, apparently tired of waiting to be invited on the board of directors, sent a public letter to shareholders yesterday and launched a Web site in support of his campaign to get two seats on the board.

Sardar Biglari, a 29-year-old San Antonio investor who owns 1.18 million shares of Friendly, wrote in his letter to Friendly's shareholders that "we believe that now is a critical time for Friendly's and that change must be made at the board level. However, our efforts to discuss representation with the board have been fruitless."

There was no reaction by press time yesterday from officials at Friendly.

Neither Biglari nor his spokemen returned calls for comment yesterday.

Shares of Friendly (AMEX: FRN) rose 30 cents to close at $11.80 yesterday, exceeding the previous 52-week high of $11.65 recorded on Nov. 27.

Biglari has asked for a meeting with Friendly co-founder S. Prestley Blake, another major shareholder, Blake's lawyer said yesterday.

Also yesterday, Donald N. Smith, chairman and acting chief executive officer of Friendly, filed a statement with regulators showing he purchased 8,500 shares last Thursday and Friday, bringing his holdings to 1.01 million shares.

Biglari's Web site at www.enhancefriendlys.com includes a copy of his letter to shareholders, as well as a Wall Street Journal story from last June about the feud between co-founder Blake and board chairman Smith and copies of documents from the lawsuit filed by Blake against the Friendly board.

The Web site also includes links to stories about Biglari's growing investment that have appeared in The Republican and to Biglari's SEC filings, as well as short biographies of Biglari and his associate, Dr. Philip L. Cooley.

Biglari and Cooley are seeking two seats on Friendly's board, to be added to the five already existing.

Cooley was Biglari's professor at Trinity University in San Antonio and is an advisory director of Biglari Capital Corp.

James C. Donnelly Jr., a Worcester lawyer who represents Blake in his suit against the Friendly board, said yesterday that Biglari has asked for a meeting with Blake, "and I assume he's doing the same with other stockholders."

Blake is receptive to that meeting, though he has made no commitment in the battle, Donnelly said. "But he definitely welcomes the opportunity for shareholders to have choices."

James E. Vinick, a senior vice president with Moors & Cabot in Boston, who owns personal shares of Friendly, said he's spoken in recent weeks with "50 to 60 of my clients" who hold Friendly stock, "and they believe it's a good idea" to put Biglari and Cooley on the board.

"They believe the company needs real good leadership to attract a better price on the common stock and also to bring a better bottom line," he said.

He said he and his clients hold about 600,000 shares or 8.5 percent of Friendly's stock.

Vinick said that, while he believes Smith "has done an outstanding job of salvaging a company that was in a lot of trouble, I think it's time to move in another direction."

Smith and his Tennessee Restaurant Co. bought Friendly in 1988 for $350 million from Hershey Foods Corp.

Biglari and his funds took control earlier this year of Western Sizzlin Corp., a chain of about 130 steak and buffet restaurants in 19 states. Biglari is chairman and Cooley is vice chairman of Western Sizzlin.

Biglari first asked for two seats on the Friendly board of directors in late September, according to filings with the U.S. Securities and Exchange Commission.

On Nov. 9, Biglari filed notice that if his request was not granted, he would launch a campaign to get other shareholders to elect him and Cooley to the board at the May annual meeting.

©2006 The Republican

© 2006 MassLive.com All Rights Reserved.

Friendly shareholder offered 2 seats

Thursday, December 21, 2006
By MARCIA BLOMBERG
mblomberg@repub.com

WILBRAHAM - In what appears to be a reversal in course, Friendly Ice Cream Corp. offered its major shareholder two seats on the board of directors.

It's something Sardar Biglari has sought since September, but the company has resisted.

In a letter yesterday to Biglari's lawyer, Friendly offered to appoint Biglari and his associate, Dr. Philip L. Cooley, to serve as directors, with one condition.

The condition would prevent Biglari and his affiliates from participating in any proxy solicitation not supported by the board, a prohibition that would last six months after he leaves the board.

Proxy solicitations are usually launched by dissatisfied shareholders seeking to gain the votes of other shareholders to make a change directors do not want to make. Biglari declined comment on the development yesterday.

Biglari, a 29-year-old investor from San Antonio, has become Friendly's biggest shareholder by buying 1.2 million shares of the company's stock since June. Since September, he has been asking for two seats on the board.

Biglari has warned that if he did not get the two seats, he would launch a proxy fight to get elected at the company's annual meeting in May.

Gregory A. Pastore, Friendly's general counsel, said yesterday's offer is not an about-face.

"Not at all," he said. "The company has always desired to seek a resolution of this matter."

The condition against proxy solicitations "helps to provide some assurances that Mr. Biglari will not do at Friendly's what he has done at Western Sizzlin," Pastore said.

Biglari became chairman of Western Sizzlin Corp., a chain of about 130 steakhouses and buffet restaurants, in March after buying large quantities of that company's stock and getting on its board of directors.

Cooley, a former professor of Biglari's at Trinity University in San Antonio, is vice chairman of Western Sizzlin.

Pastore said after Biglari became chairman of Western Sizzlin, most of the directors resigned, and the new board gave Biglari the authority to manage the company's surplus cash.

"Which he is using in part to buy Friendly's" stock, Pastore said. "The board is concerned that the cash of Friendly's, the assets of Friendly's, be reinvested in Friendly's."

Pastore said Biglari, who has until 1 p.m. Tuesday to respond to the offer, "should accept if he is looking for two seats on the board and a voice to express his concerns."

"If he doesn't accept this offer that addresses each one of his demands, it's an indication that he has other intentions than getting two seats on the board," Pastore said.

James C. Donnelly Jr., a Worcester lawyer who represents Friendly co-founder S. Prestley Blake in a pending lawsuit against the Friendly board, said yesterday the restriction on participating in proxy solicitations "is potentially disturbing" because it "could impair shareholder democracy."

The offer comes just two weeks after the Friendly board agreed to add two seats to its board, but offered Biglari only one seat with several restrictions.

Donnelly said yesterday's offer "sounds like the type of offer that may be motivated by a perception that they are likely to lose a proxy contest."

Biglari, who has launched a Web site on the Internet called www.enhancefriendlys.com to support his cause, rejected the offer of one seat.

James E. Vinick is a senior vice president with Moors & Cabot in Boston. Vinick owns personal shares of Friendly and represents clients with shares in Friendly. He said that "it's much better to solve this situation amicably so that everyone can get on with bringing this company to its full potential."

©2006 The Republican

© 2006 MassLive.com All Rights Reserved.

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Monday, January 8, 2007

Wednesday, December 13, 2006

Monday, December 4, 2006

Copyright 2007 Lion Fund L.P. | Terms and Conditions | Privacy Policy | Contact Us

THE LION FUND, L.P.
9311 SAN PEDRO AVENUE, SUITE 1440
SAN ANTONIO, TEXAS 78216
TELEPHONE (210) 344-3400
FAX (210) 344-3411

SARDAR BIGLARI, CHAIRMAN

December 4, 2006

Dear Fellow Shareholder:

I want to express to you my concerns about Friendly Ice Cream Corp. and its current Board of Directors. I represent a group (composed of The Lion Fund, L.P., Biglari Capital Corp., Western Sizzlin Corp., and Sardar Biglari) that owns approximately 15% of the outstanding common stock of Friendly’s, making us the largest shareholder of the company. We believe that now is a critical time for Friendly’s and that change must be made at the board level. However, our efforts to discuss representation with the board have been fruitless. We are therefore appealing to you, the owners of Friendly’s.

The optimal avenue to achieve good corporate governance and to envision wise means to enhance long-term value is to place very significant shareholders on the board to ensure a proper alignment of interests between the board and the shareholders.

Our concerns over Friendly’s arise from its poor corporate governance, poor operational performance, poor stock performance, and its weak balance sheet. To illustrate, the company’s escalating legal costs directly result from poor judgment on corporate governance issues, which has led to extensive litigation. Good corporate governance contributes to good corporate health. If you are a long-term stockholder, you care about the health of the corporation, which cares about all of its constituencies -- franchisees, employees, creditors, customers, and shareholders. Good corporate health will support long-term shareholder value creation, the ultimate objective of a company. Friendly’s must make better capital allocation decisions and improve its capital structure if it is going to survive and then thrive.

Towards that end, our group intends to nominate Dr. Philip L. Cooley -- Lion Fund director and Western Sizzlin’s Vice Chairman -- and me for election to Friendly’s board at the next annual meeting of shareholders to be held in 2007. We are taking the pro-active approach because we believe it is time for change at Friendly’s and we see opportunities -- set in motion by sound change -- to create tremendous value. We believe the company has not achieved its full potential. But to reach that potential requires forward-looking leadership.

We seek alteration in the composition of the Board of Directors to provide greater presence of directors who are autonomous and who therefore are able to represent the best interests of all stockholders. As directors, Phil and I would be technically and psychologically independent.

Over the coming months we will be communicating with you regarding our ideas for Friendly’s. Our Web site, www.enhancefriendlys.com, will be the prime source of information that we will communicate to you on important matters. Our guideline is to tell you the facts that we would want to know if our roles were reversed. We are applying this principle in our communications with you now and will apply no lower standard when we serve as stewards of your capital in our role as board members. Shareholders are entitled to no lesser standards and consideration; all shareholders of Friendly’s should be treated equally. We encourage shareholders to visit our Web site regularly and to share their thoughts with us about Friendly’s.

We look forward to serving your best interests.

Sincerely,

/s/ Sardar Biglari Sardar Biglari

THIS COMMUNICATION IS NOT A SOLICITATION OF A PROXY WHICH MAY BE DONE ONLY PURSUANT TO A DEFINITIVE PROXY STATEMENT. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY THE LION FUND L.P., BIGLARI CAPITAL CORP., WESTERN SIZZLIN CORP. AND SARDAR BIGLARI FROM THE SHAREHOLDERS OF FRIENDLY ICE CREAM CORPORATION, FOR USE AT ITS ANNUAL MEETING OF SHAREHOLDERS WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF FRIENDLY ICE CREAM CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY THE LION FUND L.P., BIGLARI CAPITAL CORP., WESTERN SIZZLIN CORP. AND SARDAR BIGLARI WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2006 WITH RESPECT TO FRIENDLY ICE CREAM CORPORATION, AS HERETOFORE AMENDED, MOST RECENTLY ON NOVEMBER 22, 2006. THAT SCHEDULE 13D, AS AMENDED, IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

THE LION FUND, L.P.
9311 SAN PEDRO AVENUE, SUITE 1440
SAN ANTONIO, TEXAS 78216
TELEPHONE (210) 344-3400
FAX (210) 344-3411

SARDAR BIGLARI, CHAIRMAN

December 13, 2006

Dear Fellow Shareholder:

On December 11, 2006, I notified the Chairman of the Board of Friendly Ice Cream Corp. that the board’s proposed offer of one board seat to our group was not acceptable and included unwarranted constraints upon which the proposed offer was tendered. I have enclosed a copy of my letter, along with the proposal presented by the board. In my reply to Mr. Smith, I explained that the board’s proposal was unreasonable because it sought to marginalize our influence and nullify any constructive ideas we may offer to enhance shareholder value.

Subsequent to my letter, Mr. Smith issued a letter that I believe is full of inaccuracies and inconsistencies and is intended to misinform shareholders. One sample will paint the picture and illustrate his errors of omission. I ask you to read the board’s proposal carefully and examine Mr. Smith’s assertion, “Our offer to Mr. Biglari contained customary conditions. Each of our current directors was prepared to agree to these conditions.” In actuality, the conditions are far from customary. Furthermore, the statement ignores the fact that four of the five board members have almost no financial interest in the company. Only truly independent individuals with a significant investment in the company would care about their ability to serve unimpeded. The conditions proposed by the board represent an attempt to block positive change at Friendly’s. Clearly, it is time for new leadership.

As I indicated in my previous letter, we will present you with all the facts throughout the process of our seeking two board seats. We will treat you with straightforwardness and integrity -- the way we would want to be treated if our roles were reversed.

I look forward to communicating with you over the coming months to keep you informed. I recommend that you periodically visit our recently launched website -- enhancefriendlys.com -- for updates. Friendly Ice Cream is a great brand, and the time has arrived to act with a sense of urgency to create shareholder value. We are committed for the long term and dedicated to working tirelessly to ensure the company’s success. We look forward to serving YOUR best interests.

Sincerely,

/s/ Sardar Biglari Sardar Biglari

THIS COMMUNICATION IS NOT A SOLICITATION OF A PROXY WHICH MAY BE DONE ONLY PURSUANT TO A DEFINITIVE PROXY STATEMENT. SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY THE LION FUND L.P., BIGLARI CAPITAL CORP., WESTERN SIZZLIN CORP. AND SARDAR BIGLARI FROM THE SHAREHOLDERS OF FRIENDLY ICE CREAM CORPORATION, FOR USE AT ITS ANNUAL MEETING OF SHAREHOLDERS WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF FRIENDLY ICE CREAM CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE POTENTIAL PARTICIPANTS IN A POTENTIAL PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY THE LION FUND L.P., BIGLARI CAPITAL CORP., WESTERN SIZZLIN CORP. AND SARDAR BIGLARI WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2006 WITH RESPECT TO FRIENDLY ICE CREAM CORPORATION, AS HERETOFORE AMENDED, MOST RECENTLY ON DECEMBER 11, 2006. THAT SCHEDULE 13D, AS AMENDED, IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE.

THE LION FUND, L.P.
9311 SAN PEDRO AVENUE, SUITE 1440
SAN ANTONIO, TEXAS 78216
TELEPHONE (210) 344-3400
FAX (210) 344-3411

SARDAR BIGLARI, CHAIRMAN

December 11, 2006

Mr. Donald N. Smith
Chairman of the Board
Friendly Ice Cream Corp.
1855 Boston Road
Wilbraham, Massachusetts 01095

Dear Don:

We are disappointed with the actions of the Board of Directors of Friendly Ice Cream Corp. We do not believe the board offer of one board seat encumbered with a number of stipulations (see Exhibit A) and with the obvious objective of diluting our influence is good business, good judgment, or good governance.

Subsequent to our acquisition of a large position in Friendly Ice Cream Corp.’s common stock, both its bond and stock prices have risen to a level that reflects the anticipation of change. Any offer that strips us of our rights we must reject. The restrictions that the offer would impose on us include:

o	An attempt to prevent us from engaging in transactions with shareholders -- without board approval -- for a period of three years after serving as directors.

o	An attempt to require that for three years after serving as directors we support and vote in favor of future proposals -- without knowing what they are -- which would destroy our independence.

o	An attempt to prevent us from supporting other shareholders in opposition to any matter recommended by the board for three years after serving as directors.

o	An attempt to limit us to one board seat, which would hamper our ability to foster intelligent discussion on the board by preventing us from getting a second to our motions.

o	An attempt to require our resignation if our ownership is reduced below 10% would subject us to a stipulation that does not apply to any other director.

With the proposed restrictions, we would be marginalized as board members, and shareholders will get more of the same - strategies that have destroyed shareholder wealth. No other director has a financial stake in the company as significant as ours, and all have failed thus far in their capacity as stewards of shareholders’capital.

As the largest stockholder, we are not being unreasonable to ask for a minority position on the board, namely two board seats. It is also most unfortunate that the current board would rather cost shareholders more money to fight a proxy battle that we are confident of winning, than having our two nominees on the board. I make that statement not to impress you but rather to impress upon you that shareholders are voicing their support. Our plan is to help the company, and the cost of this battle, in our judgment, is not as great as the potential losses we all could endure through more board errors of omission and commission.

Dr. Philip L. Cooley -- Lion Fund director and Vice Chairman of Western Sizzlin -- and I have the experience to serve knowledgeably and judiciously. We would be constructive contributors on the board. Shareholders are intelligent enough to realize that a fresh and sound perspective by financially committed board members is essential after the company’s dismal performance under the current board’s watch. Friendly’s is too important to its shareholders and its community for us not to pursue our two board seats without the handicap of unreasonable restrictions.

We are principled in our pursuit, and we will not waver in our resolve.

Sincerely,

/s/ Sardar Biglari Sardar Biglari

EXHIBIT A

Friendly Ice Cream Corporation
Outline of Proposed Terms for Sardar Biglari/The Lion Fund
Board Representation
December 7, 2006

o	Increase Size Of Board; Biglari Board Seat. The Company will expand the size of the Board of Directors from five to seven members, increasing the number of Class III Directors (term expiring in 2009) from one to three members. The Class III members will consist of Don Smith; Biglari or a mutually agreeable designee (the “Biglari Director”); and a designee appointed by the present members of the Board of Directors. The Biglari Director will be appointed effective five business days after the execution of definitive settlement agreement.

o	Appointment Of Biglari Director To Audit Committee. The Biglari Director will be offered membership on the Company’s Audit Committee, subject to satisfaction of applicable qualification and independence standards.

o	Additional Agreements. For so long as the Biglari Director is serving on the Board and for a period of three years thereafter, neither Biglari nor any of his affiliates shall: (i) solicit or participate in, or support others in, any solicitation of proxies in opposition to any matter recommended by the Board, (ii) engage in any transactions with the Company or its shareholders without the Board’s consent, and (iii) use or promote the use of the assets of the Company, directly or indirectly, to purchase the securities or assets of any other company that is not approved by a majority of the other directors. For the same period of time, Biglari and his affiliates will support and vote in favor of proposals recommended by the Board and slates of nominees for directors recommended by the Board.

o	Resignation. The Biglari Director will immediately resign from the Board if at any time his beneficial ownership of the Company’s common stock is reduced below 10% of the total number of shares outstanding.

o	No Disparagement. The Company will agree not to disparage Biglari and his affiliates, and Biglari and his affiliates agree not to disparage the Company and its management.

o	Mutual Releases. Biglari and his affiliates, on the one hand, and the Company, on the other hand, will exchange mutual general releases (other than for the parties’ respective obligations going forward).

o	Definitive Agreement. This proposal is subject to the execution and delivery of a mutually satisfactory definitive agreement containing the terms set forth in this outline and such other provisions as the parties may agree upon.

o	No Waiver. The foregoing outline of terms shall not be deemed a waiver of any rights or defenses that the Company may have against The Lion Fund, Sardar Biglari, Philip Cooley or any of their affiliates, and the Company reserves all of its rights.

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE LION FUND, L.P.
9311 SAN PEDRO AVENUE, SUITE 1440
SAN ANTONIO, TEXAS 78216
TELEPHONE (210) 344-3400
FAX (210) 344-3411

SARDAR BIGLARI, CHAIRMAN

January 8, 2007

Dear Fellow Shareholder:

On January 2, 2007, Donald Smith, Chairman of Friendly Ice Cream Corp., issued another letter that we believe was intended to misinform you. I am not surprised: Mr. Smith and the board will take any action necessary that would divert your attention from the company’s dismal performance. Mr. Smith, along with the board, has failed to create shareholder value since Friendly’s went public a decade ago at $18 per share.

In his letter, Mr. Smith neglects to tell shareholders that we recently proposed just one change to Friendly’s corporate governance -- to declassify the staggered board -- but the board rejected our idea of putting the suggestion to shareholder vote; instead it opted to protect its interests, not yours. Shareholders are the true owners of Friendly’s; consequently, they should decide whether or not an entrenched board is good policy. Clearly, the board does not want to be held accountable.

We believe the board will continue to make decisions to protect its own best interests at the expense of the shareholders’ well-being. The cost of an entrenched board imposes a heavy burden on Friendly’s value. Since we disclosed our large ownership in the company, its stock price has risen to a level reflecting the expectation that positive change is in the offing. While we cannot promise future returns, we can guarantee we will do our best to create shareholder value by seeking to institute corporate governance reform, improved operational performance, and improved financial performance -- all revisions which promote the right behavior -- thereby putting the shareholders first.

Furthermore, we are seeking just two board seats to serve the best interests of all shareholders. We don’t want unequal footing with other shareholders. Mr. Smith does. For instance, he is permitted to purchase more than 15% of the company without triggering the company’s “poison pill” rights plan. We will continue to share with you other decisions made by the board designed to provide immunity not accountability, and in the process to disenfranchise us shareholders.

We lack confidence in the current board but have confidence that you will support our position when we seek your votes to bring much needed independent thought and demanding, impartial financial discipline.

Sincerely,

/s/ Sardar Biglari Sardar Biglari

Enclosure: my public statement of January 2, 2007 communicating my thoughts regarding the board’s proposal and our position

THIS COMMUNICATION IS NOT A SOLICITATION OF A PROXY WHICH MAY BE DONE ONLY PURSUANT TO A DEFINITIVE PROXY STATEMENT. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE LION FUND L.P., BIGLARI CAPITAL CORP., WESTERN SIZZLIN CORP., SARDAR BIGLARI AND PHILIP L. COOLEY FROM THE STOCKHOLDERS OF FRIENDLY ICE CREAM CORPORATION, FOR USE AT ITS 2007 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF FRIENDLY ICE CREAM CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS WILL BE PROVIDED WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OUR PROXY SOLICITOR, MORROW & CO., INC. AT ITS TOLL-FREE NUMBER (800) 607-0088. THE PARTICIPANTS IN THE PROXY SOLICITATION ARE ANTICIPATED TO BE THE LION FUND L.P., BIGLARI CAPITAL CORP., WESTERN SIZZLIN CORP., SARDAR BIGLARI AND PHILIP L. COOLEY (THE “PARTICIPANTS”). INFORMATION REGARDING THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D FILED BY THEM WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2006 WITH RESPECT TO FRIENDLY ICE CREAM CORPORATION, AS AMENDED. THAT SCHEDULE 13D, AS AMENDED, IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. AS OF JANUARY 8, 2007, EACH OF THE PARTICIPANTS MAY BE DEEMED TO BENEFICIALLY OWN 1,182,488 SHARES OF COMMON STOCK OF FRIENDLY ICE CREAM CORPORATION. EACH OF THE PARTICIPANTS DISCLAIMS BENEFICIAL OWNERSHIP OF SUCH SHARES EXCEPT TO THE EXTENT OF HIS/ITS PECUNIARY INTEREST THEREIN.

PRESS RELEASE

SARDAR BIGLARI ISSUES STATEMENT;
LION FUND GROUP AND FRIENDLY ICE CREAM CORP.
UNABLE TO REACH AGREEMENT ON BOARD SEATS

ROANOKE, Va., Jan. 2 /PRNewswire-FirstCall/ -- Sardar Biglari, Chairman of The Lion Fund, L.P. and Western Sizzlin Corp. (OTC Bulletin Board: WSZL - News), issued the following statement:

On September 20, 2006, we asked the Friendly Ice Cream Corp. (Amex: FRN - News) for two board seats in order for us to serve the best interests of all shareholders. Three months later, on December 20, 2006, the company offered us two board seats with a major restriction which would limit our ability to act in the best interests of the company’s stockholders. In light of the company’s poor performance and total disregard for proper corporate governance, we cannot accept restrictions on our ability to hold the existing board and its management accountable for the company’s performance. Nevertheless, on December 21, 2006, we informed the company that we would accept its offer, but only if the board agreed to place a binding management proposal on the 2007 annual meeting agenda to declassify the board, that is, to make the election of the entire board a yearly occurrence. This change would represent a significant start towards improving the corporate governance of the company and making the board answerable to the stockholders, the true owners of the company.

Research indicates that a classified board diminishes the value of a company because that system obstructs directors’ accountability to shareholders. Unfortunately, earlier today, the board rejected our recommendation with no clear explanation of its refusal to declassify the staggered board -- another marker of its poor business judgment.

The cost of an entrenched board is weighing heavily on Friendly’s value. If the board were concerned about acting in the best interest of shareholders, it would have already acted on our previous request to grant us two board seats without restrictions, or the board would have accepted our recommendation to put the declassification of the board to a binding shareholder proposal. Either action would have avoided a costly and distracting proxy battle, which as a last resort we are now forced to wage. We are confident that stockholders will support constructive change when we seek their votes in 2007 to elect our director nominees. No rhetoric can overcome the record of this board. We own; we care.

THIS COMMUNICATION IS NOT A SOLICITATION OF A PROXY WHICH MAY BE DONE ONLY PURSUANT TO A DEFINITIVE PROXY STATEMENT. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE LION FUND L.P., BIGLARI CAPITAL CORP., WESTERN SIZZLIN CORP., SARDAR BIGLARI AND PHILIP L. COOLEY FROM THE SHAREHOLDERS OF FRIENDLY ICE CREAM CORPORATION, FOR USE AT ITS 2007 ANNUAL MEETING OF STOCKHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF FRIENDLY ICE CREAM CORPORATION AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, COPIES OF THE PROXY STATEMENT AND OTHER DOCUMENTS WILL BE PROVIDED WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OUR PROXY SOLICITOR, MORROW & CO., INC. AT ITS TOLL-FREE NUMBER (800) 607-0088. THE PARTICIPANTS IN THE PROXY SOLICITATION ARE ANTICIPATED TO BE THE LION FUND L.P., BIGLARI CAPITAL CORP., WESTERN SIZZLIN CORP., SARDAR BIGLARI AND PHILIP L. COOLEY (THE “PARTICIPANTS”). INFORMATION REGARDING CERTAIN OF THE PARTICIPANTS, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE SCHEDULE 13D FILED BY THEM WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2006 WITH RESPECT TO FRIENDLY ICE CREAM CORPORATION, AS AMENDED, MOST RECENTLY ON DECEMBER 18, 2006. THAT SCHEDULE 13D, AS AMENDED, IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. AS OF JANUARY 2, 2007, EACH OF THE PARTICIPANTS MAY BE DEEMED TO BENEFICIALLY OWN 1,182,388 SHARES OF COMMON STOCK OF FRIENDLY ICE CREAM CORPORATION. EACH OF THE PARTICIPANTS DISCLAIMS BENEFICIAL OWNERSHIP OF SUCH SHARES EXCEPT TO THE EXTENT OF HIS/ITS PECUNIARY INTEREST THEREIN.

Source: Western Sizzlin Corp.

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Filing	Form Type	Filing Date
[pdf] [html]	SC 13D/A	01/10/2007
[pdf] [html]	DFAN14A	01/08/2007
[pdf] [html]	SC 13D/A	01/05/2007
[pdf] [html]	DFAN14A	01/03/2007
[pdf] [html]	SC 13D/A	12/18/2006
[pdf] [html]	SC 13D/A	12/11/2006
[pdf] [html]	SC 13D/A	12/05/2006
[pdf] [html]	SC 13D/A	11/22/2006
[pdf] [html]	SC 13D/A	11/08/2006
[pdf] [html]	SC 13D/A	10/06/2006
[pdf] [html]	SC 13D/A	09/25/2006
[pdf] [html]	SC 13D/A	09/22/2006
[pdf] [html]	SC 13D/A	09/07/2006
[pdf] [html]	SC 13D/A	08/23/2006
[pdf] [html]	SC 13D/A	08/11/2006
[pdf] [html]	SC 13D	08/07/2006

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Sardar Biglari 9311 San Pedro Avenue, Suite 1440 San Antonio, Texas 78216 Tel: (210) 344-3400 Email: info@enhancefriendlys.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Lion Fund L.P. (the "Lion Fund"), together with the other participants named herein, intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of its director nominees at the 2007 annual meeting of stockholders of Friendly Ice Cream Corporation, a Massachusetts corporation (the "Company").

THE LION FUND ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MORROW & CO., AT ITS TOLL-FREE NUMBER: (800) 607-0088.

The participants in the proxy solicitation are anticipated to be The Lion Fund L.P., a Delaware limited partnership, Biglari Capital Corp., a Texas corporation, Western Sizzlin Corp., a Delaware corporation, Sardar Biglari and Philip L. Cooley (the "Participants").

Each of the Participants may be deemed to be the beneficial owner of 1,182,488 shares of Common Stock of the Company. The Participants specifically disclaim beneficial ownership of such shares of Common Stock except to the extent of their pecuniary interest therein.